Exhibit 99.3

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors

Willbros Group, Inc.:

We have audited the accompanying consolidated balance sheet of Willbros Group, Inc. as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Willbros Group, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Willbros Group, Inc.’s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated June 14, 2006 expressed an unqualified opinion on management’s assessment of, and an adverse opinion on the effective operation of, internal control over financial reporting.

We have also audited the adjustments to the 2004 financial statements to retrospectively apply the change in accounting related to the discontinuance of operations, as described in Note 2. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review or apply any procedures to the 2004 financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2004 financial statements taken as a whole.

GLO CPAs LLP

Houston, Texas

June 14, 2006, except for the matters discussed in the “Discontinued Operations” paragraph of Note 1 and in Note 2, as to which the date is December 8, 2006

99.3-1

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors

Willbros Group, Inc.:

We have audited, before the effects of the adjustments to retrospectively apply the change in accounting described in Note 2, the consolidated balance sheet of Willbros Group, Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements, before the effects of the adjustments to retrospectively apply the change in accounting described in Note 2, present fairly, in all material respects, the financial position of Willbros Group, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting described in Note 2 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by GLO CPAs LLP.

KPMG LLP

Houston, Texas

November 21, 2005

99.3-2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Willbros Group, Inc.:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting (Item 9A(b)), that Willbros Group, Inc. (“the Company”) did not maintain effective internal control over financial reporting as of December 31, 2005, because of the effect of material weaknesses identified in management’s assessment, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management’s assessment as of December 31, 2005:

Company-Level Controls: As the Company finalized the preparation of the 2005 financial statements, management determined that a material weakness in the Company’s internal control over financial reporting exists related to the Company’s financial statement close process. This material weakness resulted in delays in management’s ability to timely close the Company’s books and records during 2005. Such delays in closing the books and records are at least in part a contributing factor to the delays management has experienced in filing the Company’s quarterly and annual financial statements with the SEC. This material weakness resulted primarily from insufficient staffing of qualified accounting personnel.

Management believes this material weakness is due to a unique combination of factors including: a larger than normal turnover of international and corporate accounting personnel; a significant increase in the workload of the accounting staff as they supported the Audit Committee’s independent investigation as well as the investigations of the SEC and the DOJ; and a substantial increase in the volume of accounting transactions associated with the 46 percent annual increase in the Company’s revenue.

Construction Contract Management: A material weakness existed related to controls over the project reporting used in the accounting process. On certain Nigerian projects, cost estimates were not updated to

99.3-3

reflect current information and insufficient measures were taken to independently verify uniform and reliable cost estimates. This material weakness can affect project related accounts, and it specifically resulted in adjustments to revenue and cost of sales on certain contracts during the preparation of the Company’s preliminary financial statements.

The above material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2005 consolidated financial statements, and this report does not affect our report dated June 14, 2006 which expressed an unqualified opinion on those consolidated financial statements.

In our opinion, management’s assessment that the Company did not maintain effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

GLO CPAs LLP

Houston, Texas

June 14, 2006

99.3-4

WILLBROS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$55,933	$73,167
Accounts receivable, net	83,986	56,171
Contract cost and recognized income not yet billed	7,619	1,216
Prepaid expenses	11,871	8,294
Parts and supplies inventories	2,509	2,156
Assets of discontinued operations	171,436	131,306

Total current assets	333,354	272,310
Deferred tax assets	4,247	5,809
Property, plant and equipment, net	59,706	46,304
Assets of discontinued operations	89,663	79,745
Goodwill	6,687	6,535
Other assets	5,324	6,407

Total assets	$498,981	$417,110

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,680	$1,171
Accounts payable and accrued liabilities	67,582	47,943
Contract billings in excess of cost and recognized income	1,342	3,614
Accrued income taxes	2,368	3,421
Liabilities of discontinued operations	142,669	107,518

Total current liabilities	216,641	163,667
2.75% convertible senior notes	70,000	70,000
6.5% senior convertible notes	65,000	—
Long-term debt	340	2,324
Liabilities of discontinued operations	1,416	838
Other liabilities	350	237

Total liabilities	353,747	237,066
Commitments and contingencies

Stockholders’ equity:
Class A preferred stock, par value $.01 per share, 1,000,000 shares authorized, none issued	—	—
Common stock, par value $.05 per share, 35,000,000 shares authorized and 21,649,475 shares issued at December 31, 2005 (21,425,980 at December 31, 2004)	1,082	1,071
Capital in excess of par value	161,596	156,175
Retained earnings (deficit)	(15,166)	23,614
Treasury stock at cost, 98,863 shares at December 31, 2005 (63,196 at December 31, 2004)	(1,163)	(555)
Deferred compensation	(3,720)	(1,639)
Notes receivable for stock purchases	(231)	(216)
Accumulated other comprehensive income	2,836	1,594

Total stockholders’ equity	145,234	180,044

Total liabilities and stockholders’ equity	$498,981	$417,110

See accompanying notes to consolidated financial statements.

99.3-5

WILLBROS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2005	2004	2003
Contract revenue	$294,479	$272,794	$271,021

Operating expense:
Contract	266,072	222,357	250,103
Depreciation and amortization	11,688	9,776	9,878
General and administrative	42,350	32,525	28,294

	320,110	264,658	288,275

Operating income (loss)	(25,631)	8,136	(17,254)

Other income (expense):
Interest income	1,577	868	598
Interest expense	(5,481)	(3,348)	(1,116)
Foreign exchange gain (loss)	14	(85)	(216)
Other - net	728	(302)	(749)

	(3,162)	(2,867)	(1,483)

Income (loss) from continuing operations before income taxes	(28,793)	5,269	(18,737)

Provision (benefit) for income taxes	1,668	(1,027)	(8,726)

Net income (loss) from continuing operations	(30,461)	6,296	(10,011)

Loss from discontinued operations net of provisions for income taxes	(8,319)	(27,111)	(906)

Net loss	$(38,780)	$(20,815)	$(10,917)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(1.43)	$0.30	$(0.49)
Loss from discontinued operations	(0.39)	(1.29)	(0.04)

Net loss	$(1.82)	$(0.99)	$(0.53)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(1.43)	$0.30	$(0.49)
Loss from discontinued operations	(0.39)	(1.29)	(0.04)

Net loss	$(1.82)	$(0.99)	$(0.53)

Weighted average number of common shares outstanding:
Basic	21,258,211	20,922,002	20,662,305

Diluted	21,258,211	20,922,002	20,662,305

See accompanying notes to consolidated financial statements.

99.3-6

WILLBROS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share amounts)

	Common Stock		Capital in Excess of Par Value	Retained Earnings (Deficit)	Treasury Stock	Deferred Compen- sation	Notes Receivable For Stock Purchases	Accumulated Other Compre- hensive Income (Loss)	Total Stock- holders’ Equity
	Shares	Par Value
Balance, December 31, 2002	20,615,875	$1,031	$148,509	$55,346	$(345)	$—	$(953)	$(973)	$202,615

Comprehensive income (loss):
Net loss	—	—	—	(10,917)	—	—	—	—	(10,917)
Foreign currency translation adjustments	—	—	—	—	—	—	—	1,988	1,988

Total comprehensive loss									(8,929)
Payment of notes receivable	—	—	—	—	—	—	75	—	75
Amortization of note discount	—	—	—	—	—	—	(104)	—	(104)
Issuance of common stock under employee benefit plan	27,623	1	244	—	—	—	—	—	245
Exercise of stock options	105,000	5	620	—	—	—	—	—	625

Balance, December 31, 2003	20,748,498	1,037	149,373	44,429	(345)	—	(982)	1,015	194,527

Comprehensive income (loss):
Net loss	—	—	—	(20,815)	—	—	—	—	(20,815)
Foreign currency translation adjustments	—	—	—	—	—	—	—	579	579

Total comprehensive loss									(20,236)
Payment of notes receivable	—	—	—	—	—	—	990	—	990
Amortization of note discount	—	—	—	—	—	—	(224)	—	(224)
Restricted stock grants	183,000	9	2,312	—	—	(2,321)	—	—	—
Forfeitures of restricted stock grants	—	—	—	—	(210)	210	—	—	—
Deferred compensation	—	—	134	—	—	472	—	—	606
Issuance of common stock under employee benefit plan	15,603	1	220	—	—	—	—	—	221
Exercise of stock options	478,879	24	4,136	—	—	—	—	—	4,160

Balance, December 31, 2004	21,425,980	1,071	156,175	23,614	(555)	(1,639)	(216)	1,594	180,044

Comprehensive income (loss):
Net loss	—	—	—	(38,780)	—	—	—	—	(38,780)
Foreign currency translation adjustments	—	—	—	—	—	—	—	1,242	1,242

Total comprehensive loss									(37,538)
Amortization of note discount	—	—	—	—	—	—	(15)	—	(15)
Restricted stock grants	175,000	9	3,822	—	—	(3,831)	—	—	—
Vesting restricted stock rights	10,875	1	(1)	—	—	—	—	—	—
Forfeiture of restricted stock grants	—	—	—	—	(357)	357	—	—	—
Additions to treasury stock, vesting restricted stock	—	—	—	—	(251)	—	—	—	(251)
Deferred compensation	—	—	1,165	—	—	1,393	—	—	2,558
Issuance of common stock under employee benefit plan	3,870	—	80	—	—	—	—	—	80
Exercise of stock options	33,750	1	355	—	—	—	—	—	356

Balance, December 31, 2005	21,649,475	$1,082	$161,596	$(15,166)	$(1,163)	$(3,720)	$(231)	$2,836	$145,234

See accompanying notes to consolidated financial statements

99.3-7

WILLBROS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share amounts)

	Year Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net loss	$(38,780)	$(20,815)	$(10,917)
Reconciliation of net loss to cash provided by (used in) operating activities:
Loss from discontinued operations	8,319	27,111	906
Depreciation and amortization	11,688	9,776	9,878
Amortization of debt issue costs	2,920	1,846	1,157
Non-cash compensation expense	2,558	606	—
Deferred income tax expense (benefit)	1,730	1,281	(1,070)
Loss (gain) on sales and retirements of property, plant and equipment	(910)	378	(157)
Equity in joint ventures	16	10,314	2,852
Amortization of notes receivable discount	(15)	(224)	(85)
Provision (credit) for bad debts	586	(262)	33
Provision for inventory obsolescence	600	1,400	600
Changes in operating assets and liabilities:
Accounts receivable	(27,443)	(8,587)	29,999
Contract cost and recognized income not yet billed	(6,668)	5,972	6,102
Parts and supplies inventories	(8,882)	(1,693)	62
Prepaid expenses	4,411	(186)	(2,799)
Other assets	(373)	(194)	599
Accounts payable and accrued liabilities	18,961	7,215	(4,324)
Accrued income taxes	(1,059)	7,443	(12,207)
Contract billings in excess of cost and recognized income	(2,290)	(2,705)	3,254

Cash provided by (used in) operating activities of continuing operations	(34,631)	38,676	23,883
Cash used in operating activities of discontinued operations	(2,486)	(1,266)	(39,092)

Cash provided by (used in) operating activities	(37,117)	37,410	(15,209)

Cash flows from investing activities:
Proceeds from sales of property and equipment	1,740	1,274	1,063
Purchase of property, plant and equipment	(18,706)	(15,733)	(9,975)

Cash used in investing activities of continuing operations	(16,966)	(14,459)	(8,912)
Cash used in investing activities of discontinued operations	(19,998)	(22,292)	(23,677)

Cash used in investing activities	(36,964)	(36,751)	(32,589)
Cash flows from financing activities:
Proceeds from issuance of 6.5% senior convertible notes	65,000	—	—
Proceeds from issuance of 2.75% convertible senior notes	—	70,000	—
Proceeds from long-term debt	15,000	—	14,000
Proceeds from notes payable to banks	3,924	2,490	8,162
Proceeds from issuance of common stock	436	4,381	852
Repayment of long-term debt	(15,000)	(14,000)	—
Payment of capital lease	(6,405)	—	—
Repayment of notes payable to banks	(4,400)	(3,323)	(5,059)
Costs of debt issuance	(1,474)	(6,176)	(236)
Acquisition of treasury stock	(251)	—	—
Collection of notes receivable for stock purchases	—	990	75

Cash provided by financing activities of continuing operations	56,830	54,362	17,794
Cash provided by financing activities of discontinued operations	—	—	—

Cash provided by financing activities	56,830	54,362	17,794
Effect of exchange rate changes on cash and cash equivalents	17	(829)	631

99.3-8

WILLBROS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share amounts)

continued

	Year Ended December 31,
	2005	2004	2003
Increase (decrease) in cash and cash equivalents	(17,234)	54,192	(29,373)
Cash and cash equivalents, beginning of year	73,167	18,975	48,348

Cash and cash equivalents, end of year	$55,933	$73,167	$18,975

Non-cash investing and financing transaction - property obtained by capital lease	$6,667	$—	$—

See accompanying notes to consolidated financial statements.

99.3-9

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies

Company - Willbros Group, Inc. (“WGI”), a Republic of Panama corporation, and all of its majority-owned subsidiaries (the “Company”) provide construction, engineering, specialty services and development activities to the oil, gas and power industries and government entities. The Company’s principal markets are the United States, Canada, and the Middle East.

Principles of Consolidation - The consolidated financial statements of the Company include the accounts of WGI and all of its majority-owned subsidiaries. Inter-company accounts and transactions are eliminated in consolidation. The ownership interest of minority participants in subsidiaries that are not wholly owned (principally in Nigeria and Oman) is included in accounts payable and accrued liabilities and is not material. The minority participants’ share of the net income of those subsidiaries is included in contract costs. Interest in the Company’s unconsolidated joint ventures is accounted for using the equity method in the consolidated balance sheet. The Company’s share of operations for a 50% joint venture is reflected in the statements of operations based on proportionate consolidation.

Restatement of Consolidated Financial Statements - In late December of 2004, the Company became aware of improprieties in the Company’s Bolivian subsidiary related to assessment of certain Bolivian taxes and allegations that the subsidiary had filed improper tax returns. Upon learning of the tax assessment and alleged improprieties, the Company commenced an initial investigation into the matter and notified the Audit Committee of the Board of Directors, which retained independent counsel, who in turn retained forensic accountants, and began an independent investigation. Concurrent with the Audit Committee’s investigation, the Company initiated its own review of the Company’s accounting. This review focused primarily on the Company’s international activities supervised by J. Kenneth Tillery, the former President of Willbros International, Inc. (“WII”), the primary international subsidiary of the Company, but also included other areas of the Company’s accounting activities.

As a result of the investigations and the Company’s accounting review, the Company determined that several members of the senior management of WII and its subsidiaries collaborated to misappropriate assets from the Company and cover up such activity. It was determined that the Bolivian subsidiary had in fact filed improper tax returns, or failed to file returns, at the direction of Mr. Tillery, the former President of WII. The investigation also determined that Mr. Tillery, in collusion with several members of the management of the international subsidiaries, was involved in a pattern of improper activities, primarily in the Company’s Nigerian subsidiaries, which was specifically contrary to established Company policies, internal controls and possibly the laws of several countries, including the United States. These improper activities significantly impacted the Company’s previously issued consolidated financial statements, resulting in the restatement of such consolidated financial statements as December 31, 2003 and for the years ended December 31, 2003 and 2002 and for the first, second and third fiscal quarters of 2004 and 2003. These restated financial statements were included in the Company’s consolidated financial statements filed with the annual report on Form 10-K for 2004.

Financial statement adjustments resulting from the misconduct of certain members of the international subsidiaries management had a negative impact on the Company’s consolidated cumulative earnings (loss) through December 31, 2003 of approximately ($13,307). The impact on the Company’s consolidated cumulative earnings (loss) through December 31, 2003 for other accounting errors noted above decreased earnings by approximately ($5). The total impact on the Company’s consolidated cumulative earnings (loss) of all financial statement adjustments through December 31, 2003 was approximately ($13,312). The total impact on the Company’s consolidated earnings (loss) for the first three fiscal quarters of 2004 was approximately ($6,077), with the impact attributable to misconduct in the international operations being approximately ($6,629) of the total.

Reclassification - Certain reclassifications have been made to conform to current year presentations, the most significant of which is the presentation of discontinued operations (see Note 2).

Discontinued Operations - As discussed in Note 2, the Company sold its TXP-4 Plant on January 12, 2006 and sold the majority of its Venezuelan operations and assets on August 17, 2006. Additionally, the Company has its Nigeria operations and assets for sale. Accordingly, these consolidated financial statements reflect these operations as discontinued operations in all periods presented. The disclosures in the notes to the consolidated financial statements relate to continuing operations except as noted otherwise.

99.3-10

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies (continued)

Use of Estimates - The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States and include certain estimates and assumptions by management of the Company in the preparation of the consolidated financial statements. These estimates and assumptions relate to the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, goodwill and parts inventory; quantification of amounts recorded for contingencies, tax accruals and certain other accrued liabilities; valuation allowances for accounts receivable and deferred income tax assets; and revenue recognition under the percentage-of-completion method of accounting, including estimates of progress toward completion and estimates of gross profit or loss accrual on contracts in progress. The Company bases its estimates on historical experience and other assumptions that it believes relevant under the circumstances. Actual results could differ from those estimates.

Commitments and Contingencies - Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when management assesses that it is probable that a liability has been incurred and the amount can be reasonably estimated. Recoveries of costs from third parties, which management assesses are probable of realization, are separately recorded as assets in other assets. Legal costs incurred in connection with matters relating to contingencies are expensed in the period incurred.

Accounts Receivable - Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. A considerable amount of judgment is required in assessing the realization of receivables. Relevant assessment factors include the creditworthiness of the customers, prior collection history with the customer and related aging of past due balances. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection are exhausted and the potential for recovery is considered remote. The allowance requirements are based on the most current facts available and are re-evaluated and adjusted on a regular basis and as additional information is received. The Company does not have any off-balance-sheet credit exposure related to its customers.

Inventories - Inventories, consisting generally of supplies and materials in transit to construction sites in Nigeria, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (“FIFO”) method. Parts inventories are stated at the lower of average cost or market. Parts inventories are evaluated at least annually and adjusted for excess and obsolescence.

Other Operating Costs - Other operating costs consist of the expenses incurred by the Company associated with fraudulent invoices for fictitious supplies or services.

Property, Plant and Equipment - Property, plant and equipment is stated at cost. Depreciation, including amortization of capital leases, is provided on the straight-line method using estimated lives as follows:

Construction equipment	4-6 years
Marine equipment	10 years
Transportation equipment	3-4 years
Buildings	20 years
Furniture and equipment	3-10 years
Production facilities	10-25 years

Assets held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. Normal repair and maintenance costs are charged to expense as incurred. Major overhaul costs are accrued in advance of actual overhaul activities and are allocated to contracts based on estimates of equipment condition. Significant renewals and betterments are capitalized. Long-lived assets are reviewed for impairment whenever events or changes in

99.3-11

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies (continued)

circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill - Goodwill represents the excess of purchase price over fair value of net assets acquired. Goodwill is not amortized but instead is annually tested for impairment in accordance with provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, during the fourth quarter of its fiscal year and more frequently if an event or circumstance indicates that an impairment has occurred. The impairment test involves determining the fair market value of each of the reporting units with which the goodwill is associated and comparing the estimated fair market value of each of the reporting units with its carrying amount. The Company completed its annual evaluation for impairment of goodwill as of December 31, 2005, and determined that no impairment of goodwill existed as of that date.

Revenue - A number of factors relating to the Company’s business affect the recognition of contract revenue. Revenue from fixed-price construction and engineering contracts is recognized on the percentage-of-completion method. Under this method, estimated contract income and resulting revenue is generally accrued based on costs incurred to date as a percentage of total estimated costs, taking into consideration physical completion. Total estimated costs, and thus contract income, are impacted by changes in productivity, scheduling, and the unit cost of labor, subcontracts, materials and equipment. Additionally, external factors such as weather, client needs, client delays in providing permits and approvals, labor availability, governmental regulation and politics, may affect the progress of a project’s completion and thus the timing of revenue recognition. The Company does not recognize income on a fixed-price contract until the contract is approximately 5 percent to 10 percent complete, depending upon the nature of the contract. If a current estimate of total contract cost indicates a loss on a contract, the projected loss is recognized in full when determined. Also included in contract costs and recognized income not yet billed on uncompleted contracts are amounts the Company seeks or will seek to collect from customers or others for errors or changes in contract specifications or design, contract change orders in dispute or unapproved as to both scope and price, or other customer-related causes of unanticipated additional contract costs (unapproved change orders). These amounts are recorded at their estimated net realizable value when realization is probable and can be reasonably estimated. Unapproved change orders and claims also involve the use of estimates, and it is reasonably possible that revisions to the estimated recoverable amounts of recorded unapproved change orders may be made in the near-term.

If the Company does not successfully resolve these matters, a net expense (recorded as a reduction in revenues), may be required, in addition to amounts that have been previously provided for. However, costs associated with revenue from claims are expensed when incurred. Revenue from unit-price and time and material contracts is recognized as earned. The Company believes that its operating results should be evaluated over a time horizon during which major contracts in progress are completed and change orders, extra work, variations in the scope of work and cost recoveries and other claims are negotiated and realized.

Income Taxes - The Company accounts for income taxes by the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences of operating loss and tax credit carry forwards and temporary differences between the financial statement carrying values of assets and liabilities and their respective tax bases. The provision for income taxes and the annual effective tax rate are impacted by income taxes in certain countries (in discontinued operations) being computed based on a deemed income rather than on taxable income and tax holidays on certain international projects.

Retirement Plans and Benefits - The Company has a voluntary defined contribution retirement plan for U.S. based employees that is qualified, and is contributory on the part of the employees, and a voluntary savings plan for certain international employees that is non-qualified, and is contributory on the part of the employees.

99.3-12

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies (continued)

Common Stock Options - The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations, including FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation and interpretation of APB Opinion No. 25,” to account for its fixed-plan stock options. Under this method, compensation cost is recorded on the date of grant only if the current market price of the underlying common stock exceeded the exercise price. SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and SFAS Statement No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS Statement No. 123”, established accounting and disclosure requirements using fair-value-based method of accounting for stock-based employee compensation plans. As permitted by existing standards, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of Statement 123, as amended. Compensation cost related to restricted stock awards and restricted stock rights awards is measured as the market price of the Company’s common stock at the date of the award, and compensation cost is recognized over the vesting period, typically four years.

The following table illustrates the effect on net loss if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

	Year Ended December 31,
	2005	2004	2003
Net loss as reported	$(38,780)	$(20,815)	$(10,917)
Add stock-based employee compensation included in net loss	2,558	606	—
Less stock-based employee compensation determined under fair value method	(3,098)	(1,431)	(1,786)

Pro forma net loss	$(39,320)	$(21,640)	$(12,703)

Loss per share:
Basic, as reported	$(1.82)	$(0.99)	$(0.53)

Basic, pro forma	$(1.85)	$(1.03)	$(0.61)

Diluted, as reported	$(1.82)	$(0.99)	$(0.53)

Diluted, pro forma	$(1.85)	$(1.03)	$(0.61)

The fair value of granted options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2005	2004	2003
Expected option life in years	3	3	1-3
Risk-free interest rate	2.28%	0.97%	1.13%
Dividend yield	—	—	—
Volatility	43.61%	45.41%	52.99%

The Company will adopt the provisions of SFAS Statement No. 123R, “Share-Based Payment”, regarding share-based compensation effective January 1, 2006, as discussed below.

Foreign Currency Translation - All significant monetary asset and liability accounts denominated in currencies other than United States dollars are translated into United States dollars at current exchange rates for countries in which the local currency is the functional currency. Translation adjustments are accumulated in other comprehensive income (loss). Non-monetary assets and liabilities in highly inflationary economies are translated into United States dollars at historical exchange rates. Revenue and expense accounts are converted at prevailing rates throughout the year. Foreign currency transaction adjustments and translation adjustments in highly inflationary economies are recorded in income.

99.3-13

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk - The Company has a concentration of customers in the oil, gas and power industries which exposes the Company to a concentration of credit risks within an industry. The Company seeks to obtain advance and progress payments for contract work performed on major contracts. Receivables are generally not collateralized. The allowance for doubtful accounts, including that in discontinued operations, has decreased in 2005 to $6,672 from $7,598 in 2004. The Company believes the allowance for doubtful accounts is adequate.

Fair Value of Financial Instruments - The carrying value of financial instruments does not materially differ from fair value.

Cash Flows - In the determination of cash flows, all highly liquid investments with maturities of less than three months are considered to be cash equivalents. Cash equivalents were $55,933 and $73,167 at December 31, 2005 and 2004, respectively. The Company paid interest of $2,421 in 2005, $1,514 in 2004, and $300 in 2003 and income taxes of $15,887 in 2005, $2,393 in 2004, and $11,265 in 2003. In 2004, the Company’s property, plant and equipment increased $737 from non-cash transactions as a result of distributions of property from a joint venture. Non-cash financing activities in 2004 include the addition of 17,000 shares to treasury stock resulting from forfeitures of restricted stock grants, valued at $210 based on the market price of the Company’s common stock at the date of grant.

Capitalized Interest - The Company capitalizes interest as part of the cost of significant assets constructed or developed for the Company’s own use. Capitalized interest was $168, $349 and $386 in 2005, 2004 and 2003, respectively.

Income (Loss) per Common Share - Basic income (loss) per share is calculated by dividing net income (loss), less any preferred dividend requirements, by the weighted-average number of common shares outstanding during the year. Diluted income (loss) per share is calculated by including the weighted-average number of all potentially dilutive common shares with the weighted-average number of common shares outstanding.

Derivative Financial Instruments - The Company may use derivative financial instruments such as forward contracts, options or other financial instruments as hedges to mitigate non-U.S. currency exchange risk when the Company is unable to match non-U.S. currency revenue with expense in the same currency. The Company had no derivative financial instruments as of December 31, 2005 or 2004.

Recently Issued Accounting Standards - In December 2004, the FASB issued SFAS 153, “Exchanges of Non-monetary Assets,” (SFAS 153”) which amends APB Opinion No. 29 “Accounting for Non-monetary Transactions,” (“APB 29”). The guidance in APB 29, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The amendment made by SFAS 153 eliminates the exception for exchanges of similar productive assets and replaces it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. The provisions of the statement are effective for exchanges taking place in fiscal periods beginning after June 15, 2005. The Company adopted the standard as of July 1, 2005 and the Company believes it will not have a material impact on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing pro forma disclosure only. SFAS 123(R) eliminates the alternative of applying the intrinsic value measurement provisions of APB Opinion No. 25 to stock compensation awards issued to employees. Rather, the new standard requires a company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This standard is effective for annual reporting periods beginning after June 30, 2005 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards.

In March 2005, the Staff of the SEC issued Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”) which addresses the interaction between SFAS 123(R) and certain SEC rules and regulations, as well as providing Staff views regarding the valuation of share-based payment arrangements. SAB 107 also provides guidance relating to the initial implementation of SFAS 123(R), to share-based payments transactions with non-employees, valuation methods and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123(R).

99.3-14

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies (continued)

SFAS 123(R) requires the use of the Modified Prospective Application Method as of the required effective date. Under this method:

•	The provisions of SFAS 123(R) are applied to new awards and to awards modified, repurchased or cancelled after the effective date.

•	Compensation expense will be recognized for the portion of awards that are outstanding at the date of adoption, for which the requisite services have not been rendered (such as unvested options) based on the rendering of such remaining requisite services.

The Company will adopt SFAS 123(R) on January 1, 2006 on a modified prospective basis, which will require recognition of compensation expense for all stock options or other equity-based awards that vest or become exercisable after the effective date. At December 31, 2005, unamortized compensation expense related to outstanding unvested options, restricted stock grants and other equity-based awards, determined in accordance with SFAS 123(R), that the Company expects to record during 2006 and 2007 is approximately $82 and $6 respectively, before provisions for income taxes and forfeitures. The Company is in the process of determining how the guidance regarding valuing share-based compensation as prescribed in SFAS 123(R) will be applied to valuing share-based awards granted after the effective date and the impact that the recognition of compensation expenses related to such awards will have on the consolidated financial statements.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs,” (“SFAS 151”) an amendment of Accounting Research Bulletin No. 43, Chapter 4. This statement clarifies the types of costs that should be expensed rather than capitalized as inventory. This statement also clarifies the circumstances under which fixed overhead costs associated with operating facilities involved in inventory processing should be capitalized. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005 and was adopted by the Company effective January 1, 2006. The adoption of SFAS 151 is not expected to have a significant impact on the consolidated financial position or results of operation of Company.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” (“SFAS 154”) to replace APB Opinion No. 20 and SFAS No. 3. This statement requires retroactive application of a change in accounting principle to prior years’ financial statements unless it is impracticable to determine the period-specific effects or the cumulative effect of a change. The provisions of SFAS 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to materially impact the Company.

2. Discontinuance of Operations and Asset Disposal

Strategic Decisions

As part of the Company’s ongoing strategic evaluation of operations, the following businesses have been discontinued: Nigeria, Venezuela, and the TXP-4 Plant, collectively the “Discontinued Operations”, and accordingly, these businesses are presented as discontinued operations in the preceding condensed consolidated financial statements. The net assets and net liabilities related to the Discontinued Operations are shown on the Consolidated Balance Sheets as “Assets of discontinued operations” and “Liabilities of discontinued operations”, respectively. The results of the Discontinued Operations are shown on the Consolidated Statements of Operations as “Loss from discontinued operations net of provision for income taxes” for all periods shown.

The separate results of the Discontinued Operations, as well as a break down of the major classes of assets and liabilities included as part of Discontinued Operations, are detailed in the subsequent tables.

Nigeria

An international investment bank has been engaged to sell the Company’s Nigeria operations and assets. The process has identified several qualified potential purchasers, and negotiations are in progress. At this time the Company is unable to determine the gain or loss upon the ultimate disposal of the Nigeria operations and assets. The Company expects to be able to reach an agreement on the sale by the end of the first quarter of 2007 or shortly thereafter. Nigeria operations and assets were previously included in the Company’s International segment.

99.3-15

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

2. Discontinuance of Operations and Asset Disposal (continued)

As part of the sales process, the Company continues to evaluate the carrying value of the Nigeria assets and operations with respect to their estimated market value. Any impairment will be included in the “Loss from discontinued operations net of provision for income taxes”.

Venezuela

Asset disposal – On August 17, 2006 the Company entered into a Share Purchase Agreement with a Venezuelan company (the “Buyer”), pursuant to which the Company sold all of its membership interests in Willbros (Barbados) Limited, Inc. (“WBL”), a wholly-owned subsidiary of the Company. WBL owns all of the assets and operations of the Company in Venezuela, with the exception of a joint-venture interest in Harwat International Finance Corporation NV (“Harwat”). The Company received cash payments of $7,000 for conveyance of WBL. On December 4, 2006 Buyer purchased the Company’s 10% interest in Harwat for $3,300, to be paid from future Harwat distributions. The potential gain of $1,595 on the sales of WBL and Harwat will be recognized contingent on receipt of Harwat distributions. The Venezuela operations and assets were previously a component of the Company’s International segment.

TXP-4 Plant

Asset disposal – On January 12, 2006, the Company entered into a Purchase Agreement and Release with Williams Field Services Company (“Williams”), a wholly-owned subsidiary of The Williams Companies, Inc., pursuant to which the Company sold to Williams all of its membership interest in Opal TXP-4 Company, LLC, a wholly-owned subsidiary of the Company (the “LLC”). The LLC owns a gas processing plant known as the TXP-4 Plant (the “TXP-4 Plant”) at Opal in Lincoln County, Wyoming, in addition to certain facilities, equipment and supplies related to the TXP-4 Plant. Prior to the sale, the TXP-4 Plant was a component of the US & Canada segment. The Company received cash payments of $27,944 for conveyance of the LLC and realized a pre-tax gain of $2,033 and an after-tax gain of $1,342.

The sale was effective at 12:01 a.m. Central Standard Time on January 1, 2006.

In addition to the cash payments described above, Williams agreed to pay the Company a portion of any recovery that Williams may obtain in the future from third parties which is based on damages, loss or injury related to the TXP-4 Plant or the Jonah Dehy, up to $3,400. This settlement is contingent upon Williams’ recovery from various third parties and is the only ongoing potential source of cash flows subsequent to the Purchase Agreement date. The timing and amount of any resolution to these claims cannot be estimated.

99.3-16

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

2. Discontinuance of Operations and Asset Disposal (continued)

Results of Discontinued Operations

Statements of operations of the Discontinued Operations are as follows:

	Year Ended December 31, 2005
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Contract revenue	$386,723	$565	$24,755	$412,043

Operating expenses:
Contract	337,234	1,492	19,758	358,484
Depreciation and amortization	8,270	590	1,038	9,898
General and administrative	32,552	528	—	33,080
Other operating expense	1,084	—	—	1,084

	379,140	2,610	20,796	402,546

Operating income (loss)	7,583	(2,045)	3,959	9,497

Other income (expense)	(1,408)	232	—	(1,176)

Income (loss) before taxes	6,175	(1,813)	3,959	8,321

Provision (benefit) for income taxes	15,296	(2)	1,346	16,640

Net income (loss)	$(9,121)	$(1,811)	$2,613	$(8,319)

	Year Ended December 31, 2004
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Contract revenue	$171,558	$17,750	$21,216	$210,524

Operating expenses:
Contract	166,933	12,629	15,752	195,314
Depreciation and amortization	5,473	797	701	6,971
General and administrative	13,468	621	—	14,089
Other operating expense	3,571	—	—	3,571

	189,445	14,047	16,453	219,945

Operating income (loss)	(17,887)	3,703	4,763	(9,421)

Other income (expense)	(6,929)	330	—	(6,599)

Income (loss) before taxes	(24,816)	4,033	4,763	(16,020)

Provision for income taxes	8,483	989	1,619	11,091

Net income (loss)	$(33,299)	$3,044	$3,144	$(27,111)

99.3-17

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

2. Discontinuance of Operations and Asset Disposal (continued)

	Year Ended December 31, 2003
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Contract revenue	$116,240	$29,312	$—	$145,552

Operating expenses:
Contract	101,472	22,867	—	124,339
Depreciation and amortization	4,211	1,481	—	5,692
General and administrative	7,511	495	—	8,006
Other operating expense	2,314	—	—	2,314

	115,508	24,843	—	140,351

Operating income	732	4,469	—	5,201

Other expense	(191)	(491)	—	(682)

Income before taxes	541	3,978	—	4,519

Provision for income taxes	5,415	10	—	5,425

Net income (loss)	$(4,874)	$3,968	$—	$(906)

Contingencies, Commitments and Other Circumstances

At December 31, 2005, other assets and accounts receivable of the Discontinued Operations include anticipated recoveries from insurance or third parties of $4,656 primarily related to the repair of pipelines. The Company believes the recovery of these costs from insurance or other parties is probable. Actual recoveries may vary from these estimates.

At December 31, 2005, the Company had approximately $40,311 of letters of credit outstanding associated with Discontinued Operations representing the maximum amount of future payments the Company could be required to make. See Note 16 for additional information on letters of credit and insurance bonds. The Company had no liability recorded as of December 31, 2005, related to these commitments.

The Company has certain operating leases for office and camp facilities. Rental expense for discontinued operations, excluding daily rentals and reimbursable rentals under cost plus contracts, was $961 in 2005, $243 in 2004, and $191 in 2003. Minimum lease commitments under operating leases as of December 31, 2005, totaled $7,907 and are payable as follows: 2006, $6,486 and 2007, $1,421.

New Nigerian National Labor Contract

The previous Nigerian national labor contract covering approximately 1,600 National laborers at the Company’s Choba Site 1 facility expired in March 2006. A replacement agreement executed in May mistakenly included labor rate increases ranging between 300% to 350% which the labor union claims are binding upon the Company notwithstanding the obvious mistake in fact and other legal deficiencies in the form and substance of the replacement agreement (the “May Agreement”). However, based upon opinions of legal counsel in Nigeria, for a variety of reasons the Company believes the May Agreement is unenforceable in its current form and the Company and its legal counsel are pursuing measures to rectify the mistake and related deficiencies in the purported agreement, including, without limitation, through negotiation, mediation, and judicial actions provided for under the labor laws of Nigeria. During this rectification process, however, the Company has voluntarily increased the labor rate by 20%. An accrued liability of $6,900 has been recorded at September 30, 2006 to reflect the Company’s current estimate of additional end-of-service costs attributable to reaching a mutually acceptable final form of labor agreement. Although the Company does not currently anticipate that the May Agreement will be determined to be enforceable in its current mistaken form, should rectification of that agreement be unsuccessful through the labor relations and related legal processes now underway, a substantially greater monthly labor expense would be incurred by the Company and an estimated additional $26,000 of end-of-service liability would result, making continued operations in Nigeria uneconomical. Also, this rectification process now underway by the Company has incited protests and strikes from the rank and file workers covered by the May Agreement. The labor union has complained to national, local and regional politicians and the matter will soon be heard by the Labor Board to be resolved.

99.3-18

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

2. Discontinuance of Operations and Asset Disposal (continued)

Joint Venture

In connection with the Company’s 10% interest in a joint venture in Venezuela, the Company issued a corporate guarantee equal to 10% of the joint venture’s outstanding borrowings with two banks. The guarantee decreases as borrowings are repaid. As of December 31, 2005, the maximum amount of future payments the Company could be required to make under this guarantee is approximately $2,106. The Company anticipates its guarantee to the two banks would terminate with the closing of the sale of the Venezuelan operations and assets.

Balance Sheets

Amounts reported as discontinued operations in the Consolidated Balance Sheets are as follows:

	December 31, 2005
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Current assets:
Cash and cash equivalents	$9,514	$134	$—	$9,648
Accounts receivable, net	93,667	—	—	93,667
Contract cost and recognized income not yet billed	36,392	32	—	36,424
Prepaid expenses	14,716	163	—	14,879
Parts and supplies inventories	16,818	—		16,818

Total current assets	171,107	329	—	171,436
Property, plant and equipment, net	52,200	4,354	—	56,554
Asset held for sale	—	—	23,049	23,049
Investments in joint ventures	—	3,961	—	3,961
Deferred tax assets	—	693	—	693
Other assets	5,256	150	—	5,406

Total assets	228,563	9,487	23,049	261,099
Current liabilities	142,171	498	—	142,669
Other liabilities	—	536	880	1,416

Net assets of discontinued operations	$86,392	$8,453	$22,169	$117,014

	December 31, 2004
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Current assets:
Cash and cash equivalents	$4,294	$1,259	$—	$5,553
Accounts receivable, net	90,405	4,478	—	94,883
Contract cost and recognized income not yet billed	19,329	706	—	20,035
Prepaid expenses	3,019	10	—	3,029
Parts and supplies inventories	7,659	147		7,806

Total current assets	124,706	6,600	—	131,306
Property, plant and equipment, net	44,105	4,837	21,397	70,339
Investments in joint ventures	—	3,389	—	3,389
Deferred tax assets	—	607	—	607
Other assets	4,671	739	—	5,410

Total assets	173,482	16,172	21,397	211,051
Current liabilities	105,112	2,406	—	107,518
Other liabilities	—	—	838	838

Net assets of discontinued operations	$68,370	$13,766	$20,559	$102,695

99.3-19

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

3. Accounts Receivable

Accounts receivable, net as of December 31, 2005 and 2004 is comprised of the following:

	2005	2004
Trade	$58,683	$43,627
Contract retention	6,063	891
Unbilled revenue	14,766	6,637
Other receivables	5,007	3,330
Advances to joint ventures	(17)	2,000

Total accounts receivable	84,502	56,485
Less - Allowance for doubtful accounts	(516)	(314)

Total accounts receivable, net	$83,986	$56,171

The Company expects all accounts receivable to be collected within one year. The provision (credit) for bad debts included in Other-net was $586, $(262), and $33 for the years ended December 31, 2005, 2004 and 2003, respectively. The $2,000 of advances to joint ventures at December 31, 2004 was made in connection with the start-up of a Mexican joint venture in December 2004. The joint venture was terminated on May 27, 2005 and the $2,000 advance and subsequent advances made in 2005 were remitted to the Company in May 2005.

4. Contracts in Progress

Contract costs and recognized income not yet billed on uncompleted contracts arise when revenues have been recorded but the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. Also included in contract costs and recognized income not yet billed on uncompleted contracts are amounts the Company seeks or will seek to collect from customers or others for errors or changes in contract specifications or design, contract change orders in dispute or unapproved as to both scope and price, or other customer-related causes of unanticipated additional contract costs (unapproved change orders). These amounts are recorded at their estimated net realizable value when realization is probable and can be reasonably estimated. Unapproved change orders and claims also involve the use of estimates, and it is reasonably possible that revisions to the estimated recoverable amounts of recorded unapproved change orders may be made in the near-term. If the Company does not successfully resolve these matters, a net expense (recorded as a reduction in revenues), may be required, in addition to amounts that have been previously provided for.

Contract cost and recognized income not yet billed and related amounts billed as of December 31, 2005 and 2004 were as follows:

	December 31,
	2005	2004
Costs incurred on contracts in progress	$122,935	$142,580
Recognized income	6,818	1,949

	129,753	144,529
Progress billings and advance payments	(123,476)	(146,927)

	$6,277	$(2,398)

Contract cost and recognized income not yet billed	$7,619	$1,216
Contract billings in excess of cost and recognized income	(1,342)	(3,614)

	$6,277	$(2,398)

Contract cost and recognized income not yet billed includes $1,470 and $849 at December 31, 2005 and 2004, respectively, on completed contracts. As of December 31, 2005 and 2004, contract costs and recognized income not yet billed in discontinued operations included unbilled revenues for unapproved change orders of approximately $2,190 and $6,520, respectively.

99.3-20

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

5. Property, Plant and Equipment

Property, plant and equipment, which are used to secure debt or are subject to lien, at cost, consist of:

	December 31,
	2005	2004
Construction equipment	$47,773	$44,961
Furniture and equipment	27,931	23,793
Land and buildings	25,018	14,311
Transportation equipment	21,612	20,860
Leasehold improvements	13,768	10,680
Marine equipment	190	219

	136,292	114,824
Less accumulated depreciation and amortization	(76,586)	(68,520)

	$59,706	$46,304

Included in furniture and equipment is $535 and $4,217 at December 31, 2005 and 2004, respectively, for the cost of a new information system which has been capitalized under capital leases.

6. Joint Ventures

The Company has a 50 percent interest in a pipeline construction joint venture for the Chad-Cameroon Pipeline Project in Africa. This project was completed in 2003, and the company adjusted its investment in the joint venture to zero. The Company accounted for its interest in this construction joint venture by the equity method in the balance sheets, and by proportionate consolidation in the statements of operations.

The Company’s share of revenue and contract cost included in the consolidated statements of operations from this joint venture consists of:

	Year Ended December 31,
	2005	2004	2003
Contract revenue	$—	$—	$59,211
Contract cost	—	—	43,417

In 2005 and 2004, activity for the 50 percent owned joint venture for the Chad-Cameroon Pipeline Project in Africa was limited to warranty work, which was accrued for in 2003. The summarized balance sheet information at December 31, 2005 and 2004 reflects this decreased level of activity.

	December 31,
	2005	2004
Current assets	$351	$645
Non-current assets	—	—

Total assets	$351	$645

Current liabilities	$351	$645
Equity	—	—

Total liabilities and equity	$351	$645

99.3-21

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

7. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of:

	December 31,
	2005	2004
Trade accounts payable	$49,745	$35,200
Payrolls and payroll liabilities	12,703	9,842
Provision for loss contracts costs	619	—
Minority interest	487	310
Other accrued liabilities	4,028	2,591

	$67,582	$47,943

8. Long-term Debt

Long-term debt consists of the following:

	December 31,
	2005	2004
2.75% convertible senior notes	$70,000	$70,000
6.5% senior convertible notes	65,000	—
Revolving credit agreement with a syndicated bank group	—	—
Other obligations	3,020	3,495

Total long-term debt	138,020	73,495
Less current portion	2,680	1,171

Long-term debt, less current portion	$135,340	$72,324

2.75% Convertible Senior Notes

On March 12, 2004, the Company completed a primary offering of $60,000 of 2.75% Convertible Senior Notes (the “2.75% Notes”). On April 13, 2004, the initial purchasers of the 2.75% Notes exercised their option to purchase an additional $10,000 aggregate principal amount of the notes. Collectively, the primary offering and purchase option of the 2.75% Notes totaled $70,000. The 2.75% Notes are general senior unsecured obligations. Interest is paid semi-annually on March 15 and September 15 and payments began on September 15, 2004. The 2.75% Notes mature on March 15, 2024 unless the notes are repurchased, redeemed or converted earlier. The Company may redeem the 2.75% Notes for cash on or after March 15, 2011, at 100 percent of the principal amount of the notes plus accrued interest. The holders of the 2.75% Notes have the right to require the Company to purchase the 2.75% Notes, including unpaid interest, on March 15, 2011, 2014, and 2019 or upon a change of control related event. On March 15, 2011 or upon a change in control event, the Company must pay the purchase price in cash. On March 15, 2014 and 2019, the Company has the option of providing its common stock in lieu of cash or a combination of common stock and cash to fund purchases. The holders of the 2.75% Notes may, under certain circumstances, convert the notes into shares of the Company’s common stock at an initial conversion ratio of 51.3611 shares of common stock per $1,000.00 principal amount of notes (representing a conversion price of approximately $19.47 per share resulting in 3,595,277 shares at December 31, 2005). The notes will be convertible only upon the occurrence of certain specified events including, but not limited to, if, at certain times, the closing sale price of the Company’s common stock exceeds 120 percent of the then current conversion price, or $23.36 per share, based on the initial conversion price. In the event of a default under any Company credit agreement other than the indenture covering the 2.75% Notes, (1) in which the Company fails to pay principal or interest on indebtedness with an aggregate principal balance of $10,000 or more; or (2) in which indebtedness with a principal balance of $10,000 or more is accelerated, an event of default would result under the 2.75% Notes. Since the non-compliance issues under the 2004 Credit Facility discussed below did not involve payment defaults and did not result in the acceleration of any indebtedness of the Company, these defaults did not create an event of default under the 2.75% Notes.

99.3-22

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

8. Long-term Debt (continued)

On June 10, 2005, the Company received a letter from a law firm representing an investor claiming to be the owner of in excess of 25 percent of the 2.75% Notes asserting that, as a result of the Company’s failure to timely file with the SEC its 2004 Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, it was placing the Company on notice of an event of default under the indenture dated as of March 12, 2004 between the Company as issuer, and JPMorgan Chase Bank, N.A., as trustee (the “Indenture”), which governs the 2.75% Notes. The Company indicated that it did not believe that it had failed to perform its obligations under the relevant provisions of the Indenture referenced in the letter. On August 19, 2005, the Company entered into a settlement agreement with the beneficial owner of the 2.75% Notes on behalf of whom the notice of default was sent, pursuant to which the Company agreed to use commercially reasonable efforts to solicit the requisite vote to approve an amendment to the Indenture (the “Indenture Amendment”). The Company obtained the requisite vote and on September 22, 2005, the Indenture Amendment became effective.

The Indenture Amendment extended the initial date on or after which the 2.75% Notes may be redeemed by the Company to March 15, 2013 from March 15, 2011. In addition, a new provision was added to the Indenture which requires the Company, in the event of a “fundamental change” which is a change of control event in which 10 percent or more of the consideration in the transaction consists of “cash,” to make a “coupon make-whole payment” equal to the present value (discounted at the U.S. treasury rate) of the lesser of (a) two years of scheduled payments of interest on the 2.75% Notes or (b) all scheduled interest on the 2.75% Notes from the date of the transaction through March 15, 2013. Unamortized debt issue costs of $2,714 and $2,908 associated with the 2.75% Notes are included in other assets at December 31, 2005 and 2004, respectively, and are being amortized over the seven-year period ending March 2011.

6.5% Senior Convertible Notes

On December 22, 2005, the Company entered into a purchase agreement (the “Purchase Agreement”) for a private placement of $65,000 aggregate principal amount of its 6.5% Senior Convertible Notes due 2012 (the “6.5% Notes”). The private placement closed on December 23, 2005. The net proceeds of the offering were used to retire existing indebtedness and provide additional liquidity to support working capital needs.

The 6.5% Notes are governed by an Indenture dated December 23, 2005 and were entered into by and among the Company, as issuer, Willbros USA, Inc., as guarantor (“WUSAI”), and The Bank of New York, as Trustee (the “Indenture”), and were issued under the Purchase Agreement by and among the Company and the initial purchasers of the 6.5% Notes (the “Purchasers”), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The 6.5% Notes are convertible into shares of the Company’s common stock at a conversion rate of 56.9606 shares of common stock per $1,000.00 principal amount of notes (representing a conversion price of approximately $17.56 per share resulting in 3,702,439 sharers at December 31, 2005), subject to adjustment in certain circumstances.

Pursuant to the Purchase Agreement, the Company and WUSAI have agreed to indemnify the Purchasers, their affiliates and agents, against certain liabilities, including liabilities under the Securities Act.

During the first quarter of 2006, the initial purchasers of the 6.5% Notes exercised their options to purchase an additional $19,500 aggregate principal amount of the 6.5% Notes. Collectively, the primary offering and purchase option of the 6.5% Notes total $84,500. The 6.5% Notes are general senior unsecured obligations. Interest is to be paid semi-annually on June 15 and December 15, beginning June 15, 2006.

The 6.5% Notes mature on December 15, 2012 unless the notes are repurchased or converted earlier. The Company does not have the right to redeem the 6.5% Notes. The holders of the 6.5% Notes have the right to require the Company to purchase the 6.5% Notes for cash, including unpaid interest, on December 15, 2010. The holders of the 6.5% Notes also have the right to require the Company to purchase the 6.5% Notes for cash upon the occurrence of a Fundamental Change, as defined in the Indenture, for 110 percent of the principal amount if the Fundamental Change occurs prior to December 31, 2006, and for 100 percent of the principal amount if the Fundamental Change occurs after that date. In addition to the amounts

99.3-23

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

8. Long-term Debt (continued)

described above, the Company will be required to pay a “make-whole premium” to the holders of the 6.5% Notes who elect to convert their notes into the Company’s common stock in connection with the Fundamental Change. The make-whole premium is payable in addition to shares of common stock and is calculated based on a formula with the premium ranging from 0% to 31.4% depending on when the Fundamental Change occurs and the price of the Company’s stock at the time the Fundamental Change occurs.

Upon conversion of the 6.5% Notes, the Company has the right to deliver, in lieu of shares of its common stock, cash or a combination of cash and shares of its common stock. Under the Indenture, the Company is required to notify holders of the 6.5% Notes of its method for settling the principal amount of the 6.5% Notes upon conversion. This notification, once provided, is irrevocable and legally binding upon the Company with regard to any conversion of the 6.5% Notes. On March 21, 2006, the Company notified holders of the 6.5% Notes of its election to satisfy its conversion obligation with respect to the principal amount of any 6.5% Notes surrendered for conversion by paying the holders of such surrendered 6.5% Notes 100 percent of the principal conversion obligation in the form of common stock of the Company. Until the 6.5% Notes are surrendered for conversion, the Company will not be required to notify holders of its method for settling the excess amount of the conversion obligation relating to the amount of the conversion value above the principal amount, if any. In the event of a default of $10,000 or more on any credit agreement, including the 2004 Credit Facility and the 2.75% Notes, a corresponding event of default would result under the 6.5% Notes. Unamortized debt issue costs of $698 associated with the 6.5% Notes are included in other assets at December 31, 2005 and are being amortized over the seven-year period ending December 2012.

2004 Credit Facility

On March 12, 2004, the existing $125,000 June 2002 credit agreement was amended, restated and increased to $150,000 (the “2004 Credit Facility”). The 2004 Credit Facility matures on March 12, 2007. The 2004 Credit Facility may be used for standby and commercial letters of credit, borrowings or a combination thereof. Borrowings are limited to the lesser of 40 percent of the borrowing base or $30,000 and are payable at termination on March 12, 2007. Interest is payable quarterly at a base rate plus a margin ranging from 0.75 percent to 2.00 percent or on a Eurodollar rate plus a margin ranging from 1.75 percent to 3.00 percent. The 2004 Credit Facility is collateralized by substantially all of the Company’s assets, including stock of the Company’s principal subsidiaries, prohibits the payment of cash dividends and requires the Company to maintain certain financial ratios. The borrowing base is calculated using varying percentages of cash, accounts receivable, accrued revenue, contract cost and recognized income not yet billed, property, plant and equipment, and spare parts. Unamortized debt issue costs of $982 and $2,933 associated with the 2004 Credit Facility are included in other assets at December 31, 2005 and 2004, respectively, and are amortized over the term of the 2004 Credit Facility ending March 2007.

As of December 31, 2005, there were no borrowings under the 2004 Credit Facility and there were $54,928 in outstanding letters of credit. Letters of credit reduce the availability on the facility by 75 percent of their amount outstanding; however, the total value of letters of credit outstanding may not exceed $70,000 (see “2004 Credit Facility Waivers” below).

2004 Credit Facility Waivers

For the quarter ended June 30, 2004, due to the Company’s operating results and EBITDA (earnings before net interest, income taxes, depreciation and amortization) levels, an Amendment and Waiver Agreement (the “Waiver Agreement”) was obtained from the syndicated bank group to waive non-compliance with a financial covenant to the 2004 Credit Facility at June 30, 2004 and to amend certain financial covenants. The Waiver Agreement provides for an amendment of certain quarterly financial covenants and the multiple of EBITDA calculation with respect to the borrowing base determination through September 30, 2005.

In January 2005, the Company obtained a Consent and Waiver from its syndicated bank group, covering a period through June 29, 2005, waiving certain defaults and covenants which related to the filing of tax returns, the payment of taxes when due, tax liens and legal proceedings against the Company related

99.3-24

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

8. Long-term Debt (continued)

to a tax assessment in Bolivia. Additional Consent and Waivers were obtained from the syndicated bank group as of April 8 and June 13, 2005 with respect to these defaults and non-compliance with certain financial covenants as of June 13, 2005.

On July 19, 2005, the Company entered into a Second Amendment and Waiver Agreement (“Waiver Amendment”) of the 2004 Credit Facility with the bank group to obtain continuing waivers regarding its non-compliance with certain financial and non-financial covenants in the 2004 Credit Facility. Under the terms of the Waiver Amendment, the total credit availability under the 2004 Credit Facility was reduced to $100,000 as of the effective date of the Waiver Amendment. Subject to certain conditions, the bank group agreed to permanently waive all existing and probable technical defaults under the 2004 Credit Facility as long as the Company submitted year-end 2004 financial statements and interim financial statements for the quarters ended March 31 and June 30, 2005 by September 30, 2005. These conditions relate primarily to submissions of various financial statements and other financial and borrowing base related information.

The Waiver Amendment also modified certain of the ongoing financial covenants under the 2004 Credit Facility and established a requirement that the Company maintain a minimum cash balance of $15,000. Until such time as the waiver became permanent, the Company had certain additional reporting requirements, including periodic cash balance reporting. In addition, the Waiver Amendment prohibited the Company from borrowing cash under the 2004 Credit Facility until the waiver became permanent. The Company was not able to submit the referenced statements by September 30, 2005; therefore, the waiver did not become permanent.

During the period from November 23, 2005 to June 14, 2006, the Company entered into four additional amendments and waivers to the 2004 Credit Facility with its syndicated bank group to waive non-compliance with certain financial and non-financial covenants. Among other things, the amendments provided that (1) certain financial covenants and reporting obligations were waived and/or modified to reflect the Company’s current and anticipated future operating performance, (2) the ultimate reduction of the facility to $70,000 for issuance of letter of credit obligations only, and (3) a requirement for the Company to maintain a minimum cash balance of $15,000.

Other Obligations

Other obligations include approximately $312 and $3,259 at December 31, 2005 and 2004, respectively, to a leasing company under a four-year capital lease in connection with the ongoing acquisition and installation of new corporate information systems and infrastructure. Additionally, the Company has various notes payable, generally related to equipment financing, and local revolving credit facilities. All are at market interest rates, and are collateralized by certain vehicles, equipment and/or real estate.

The Company has unsecured credit facilities with banks in certain countries outside the United States. Borrowings in the form of short-term notes and overdrafts are made at competitive local interest rates. Generally, each line is available only for borrowings related to operations in a specific country. Credit available under these facilities is approximately $4,283 at December 31, 2005. There were no outstanding borrowings made under these facilities at December 31, 2005 or 2004.

9. Parent, Guarantor, Non-Guarantor Condensed, Consolidating Financial Statements

Set forth below are the condensed, consolidating financial statements of (a) WGI, (b) Willbros USA, Inc. and subsidiaries (“WUSAI”), which is a guarantor of the 6.5% Notes and (c) all other direct and indirect subsidiaries which are not guarantors of the 6.5% Notes. There are currently no restrictions on the ability of WUSAI to transfer funds to WGI in the form of cash dividends or advances. Under the terms of the Indenture for the 6.5% Notes, WUSAI may not sell or otherwise dispose of all or substantially all of its assets to, or merge with or into another entity, other than the Company, unless no default exists under the Indenture and the acquirer assumes all of the obligations of WUSAI under the Indenture. WGI is a holding company with no significant operations, other than through its subsidiaries.

The condensed, consolidating financial statements are presented as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005. The condensed, consolidating financial statements present investments in consolidated subsidiaries using the equity method of accounting.

99.3-25

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

9. Parent, Guarantor, Non-Guarantor Condensed, Consolidating Financial Statements (continued)

CONDENSED CONSOLIDATING BALANCE SHEETS

	December 31, 2005
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$58,794	$(5,240)	$2,379	$—	$55,933
Accounts receivable, net	196	61,790	22,000	—	83,986
Contract cost and recognized income not yet billed	—	5,839	1,780	—	7,619
Prepaid expenses	—	10,300	1,571	—	11,871
Parts and supplies inventories	—	701	1,808	—	2,509
Assets of discontinued operations	—	—	171,436	—	171,436
Receivables from affiliated companies	173,080	—	—	(173,080)	—

Total current assets	232,070	73,390	200,974	(173,080)	333,354
Deferred tax assets	—	2,742	1,505	—	4,247
Property, plant and equipment, net	—	29,956	29,750	—	59,706
Assets of discontinued operations	—	23,049	66,614	—	89,663
Investment in subsidiaries	46,158	—	—	(46,158)	—
Other assets	3,412	3,301	5,298	—	12,011

Total assets	$281,640	$132,438	$304,141	$(219,238)	$498,981

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$2,671	$9	$—	$2,680
Accounts payable and accrued liabilities	1,406	45,614	20,562	—	67,582
Contract billings in excess of cost and recognized income	—	1,123	219	—	1,342
Accrued income taxes	—	1,308	1,060	—	2,368
Liabilities of discontinued operations	—	—	156,340	(13,671)	142,669
Payables to affiliated companies	—	47,665	111,744	(159,409)	—

Total current liabilities	1,406	98,381	289,934	(173,080)	216,641
Long-term debt	135,000	334	6	—	135,340
Liabilities of discontinued operations	—	880	536	—	1,416
Other liabilities	—	73	277	—	350

Total liabilities	136,406	99,668	290,753	(173,080)	353,747
Stockholders’ equity:
Common stock	1,082	8	32	(40)	1,082
Capital in excess of par value	161,596	89,156	8,526	(97,682)	161,596
Retained earnings (deficit)	(15,166)	(56,394)	5,067	51,327	(15,166)
Other stockholders’ equity components	(2,278)	—	(237)	237	(2,278)

Total stockholders’ equity	145,234	32,770	13,388	(46,158)	145,234

Total liabilities and stockholders’ equity	$281,640	$132,438	$304,141	$(219,238)	$498,981

99.3-26

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

9. Parent, Guarantor, Non-Guarantor Condensed, Consolidating Financial Statements (continued)

	December 31, 2004
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$56,154	$11,963	$5,050	$—	$73,167
Account receivables, net	185	37,206	18,780	—	56,171
Contract cost and recognized income not yet billed	—	1,216	—	—	1,216
Prepaid expenses	—	7,267	1,027	—	8,294
Parts and supplies inventories	—	—	2,156	—	2,156
Assets of discontinued operations	—	—	131,306	—	131,306
Receivables from affiliated companies	115,956	17,827	—	(133,783)	—

Total current assets	172,295	75,479	158,319	(133,783)	272,310
Deferred tax assets	—	5,632	177	—	5,809
Property, plant and equipment, net	—	28,342	17,962	—	46,304
Assets of discontinued operations	—	21,397	58,348	—	79,745
Investment in subsidiaries	76,011	—	—	(76,011)	—
Other assets	2,908	3,992	6,042	—	12,942

Total assets	$251,214	$134,842	$240,848	$(209,794)	$417,110

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$1,143	$28	$—	$1,171
Accounts payable and accrued liabilities	715	23,901	23,327	—	47,943
Contract billings in excess of cost and recognized income	—	3,614	—	—	3,614
Accrued income taxes	455	—	2,966	—	3,421
Liabilities of discontinued operations	—	—	108,755	(1,237)	107,518
Payables to affiliated companies	—	66,382	66,164	(132,546)	—

Total current liabilities	1,170	95,040	201,240	(133,783)	163,667
Long-term debt	70,000	2,309	15	—	72,324
Liabilities of discontinued operations	—	838	—	—	838
Other liabilities	—	—	237	—	237

Total liabilities	71,170	98,187	201,492	(133,783)	237,066
Stockholders’ equity:
Common stock	1,071	8	32	(40)	1,071
Capital in excess of par value	156,175	89,156	8,526	(97,682)	156,175
Retained earnings (deficit)	23,614	(52,509)	32,277	20,232	23,614
Other stockholders’ equity components	(816)	—	(1,479)	1,479	(816)

Total stockholders’ equity	180,044	36,655	39,356	(76,011)	180,044

Total liabilities and stockholders’ equity	$251,214	$134,842	$240,848	$(209,794)	$417,110

99.3-27

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

9. Parent, Guarantor, Non-Guarantor Condensed, Consolidating Financial Statements (continued)

Condensed Consolidating Statements of Operations

	Year Ended December 31, 2005
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
Contract revenue	$—	$230,464	$80,225	$(16,210)	$294,479
Operating expenses:
Contract costs	2	192,194	73,876	—	266,072
Depreciation and amortization	—	7,242	4,446	—	11,688
General and administrative	6,035	30,055	22,470	(16,210)	42,350

Operating income (loss)	(6,037)	973	(20,567)	—	(25,631)

Other income (expense):
Equity in loss of consolidated subsidiaries	(31,096)	—	—	31,096	—
Interest - net	(1,861)	(1,151)	(892)	—	(3,904)
Other - net	(241)	493	490	—	742

Income (loss) from continuing operations before income taxes	(39,235)	315	(20,969)	31,096	(28,793)
Provision (benefit) for income taxes	(455)	3,134	(1,011)	—	1,668

Net income (loss) from continuing operations	(38,780)	(2,819)	(19,958)	31,096	(30,461)
Income (loss) from discontinued operations net of provision for income taxes	—	2,613	(10,932)	—	(8,319)

Net income (loss)	$(38,780)	$(206)	$(30,890)	$31,096	$(38,780)

	Year Ended December 31, 2004
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
Contract revenue	$—	$144,931	$134,739	$(6,876)	$272,794
Operating expenses:
Contract costs	(3)	125,364	96,996	—	222,357
Depreciation and amortization	—	5,188	4,588	—	9,776
General and administrative	4,271	24,678	10,452	(6,876)	32,525

Operating income (loss)	(4,268)	(10,299)	22,703	—	8,136

Other income (expense):
Equity in loss of consolidated subsidiaries	(14,571)	—	—	14,571	—
Interest - net	(1,521)	(423)	(536)	—	(2,480)
Other - net	—	(174)	(213)	—	(387)

Income (loss) from continuing operations before income taxes	(20,360)	(10,896)	21,954	14,571	5,269
Provision (benefit) for income taxes	455	(4,012)	2,530	—	(1,027)

Net income (loss) from continuing operations	(20,815)	(6,884)	19,424	14,571	6,296
Income (loss) from discontinued operations net of provision for income taxes	—	3,144	(30,255)	—	(27,111)

Net income (loss)	$(20,815)	$(3,740)	$(10,831)	$14,571	$(20,815)

99.3-28

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

9. Parent, Guarantor, Non-Guarantor Condensed, Consolidating Financial Statements (continued)

	Year Ended December 31, 2003
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
Contract revenue	$—	$145,806	$132,215	$(7,000)	$271,021
Operating expenses:
Contract costs	—	140,778	109,325	—	250,103
Depreciation and amortization	—	5,620	4,258	—	9,878
General and administrative	3,961	22,813	8,520	(7,000)	28,294

Operating income (loss)	(3,961)	(23,405)	10,112	—	(17,254)
Other income (expense):
Equity in loss of consolidated subsidiaries	(6,890)	—	—	6,890	—
Interest - net	(39)	(224)	(255)	—	(518)
Other - net	(27)	(82)	(856)	—	(965)

Income (loss) from continuing operations before income taxes	(10,917)	(23,711)	9,001	6,890	(18,737)
Provision (benefit) for income taxes	—	(8,590)	(136)	—	(8,726)

Net income (loss) from continuing operations	(10,917)	(15,121)	9,137	6,890	(10,011)
Loss from discontinued operations net of provision for income taxes	—	—	(906)	—	(906)

Net income (loss)	$(10,917)	$(15,121)	$8,231	$6,890	$(10,917)

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2005
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated Totals
Net cash used in operating activities of continuing operations	$(4,445)	$(12,601)	$(17,585)	$—	$(34,631)
Net cash provided by (used in) operating activities of discontinued operations	—	3,693	(6,179)	—	(2,486)

Cash used in operating activities	(4,445)	(8,908)	(23,764)	—	(37,117)
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	—	—	1,740	—	1,740
Purchases of property, plant and equipment	—	(576)	(18,130)	—	(18,706)

Cash used in investing activities of continuing operations	—	(576)	(16,390)	—	(16,966)
Cash used in investing activities of discontinued operations	—	(2,690)	(17,308)	—	(19,998)

Cash used in investing activities	—	(3,266)	(33,698)	—	(36,964)
Cash flows from financing activities:
Proceeds from issuance of 6.5% Notes	65,000	—	—	—	65,000
Proceeds from issuance of bank and other debt	15,000	(447)	4,371	—	18,924
Advances from (repayments to) parent/affiliates	(57,124)	(182)	57,306	—	—
Repayment of bank and other debt	(15,000)	(4,400)	—	—	(19,400)
Payment of capital lease	—	—	(6,405)	—	(6,405)
Costs of debt issuance and other	(791)	—	(498)	—	(1,289)

Net cash flows provided by (used in) financing activities of continuing operations	7,085	(5,029)	54,774	—	56,830
Net cash flows provided by financing activities of discontinued operations	—	—	—	—	—

Cash provided by (used in) financing activities	7,085	(5,029)	54,774	—	56,830
Effect of exchange rate changes on cash and cash equivalents	—	—	17	—	17

Cash provided by (used in) all activities	$2,640	$(17,203)	$(2,671)	$—	$(17,234)

99.3-29

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

9. Parent, Guarantor, Non-Guarantor Condensed, Consolidating Financial Statements (continued)

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2004
	Parent	WUSAI (Guarantor)	Other Subsidiaries	Consolidating Entries	Consolidated Totals
Net cash provided by (used in) operating activities of continuing operations	$(4,728)	$(1,691)	$45,095	$—	$38,676
Net cash provided by (used in) operating activities of discontinued operations	—	3,845	(5,111)	—	(1,266)

Cash provided by (used in) operating activities	(4,728)	2,154	39,984	—	37,410
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	—	678	596	—	1,274
Purchases of property, plant and equipment	—	(10,653)	(5,080)	—	(15,733)

Cash used in investing activities of continuing operations	—	(9,975)	(4,484)	—	(14,459)
Cash used in investing activities of discontinued operations	—	(4,713)	(17,579)	—	(22,292)

Cash used in investing activities	—	(14,688)	(22,063)	—	(36,751)
Cash flows from financing activities:
Proceeds from issuance of 2.75% Notes	70,000	—	—	—	70,000
Proceeds from issuance of bank and other debt	—	535	1,955	—	2,490
Proceeds from issuance of common stock	4,381	—	—	—	4,381
Advances from (repayments to) parent/affiliates	(2,600)	20,153	(17,553)	—	—
Repayment of bank and other debt	(14,000)	(1,323)	(2,000)	—	(17,323)
Costs of debt issuance and other	(2,311)	(1,434)	(1,441)	—	(5,186)

Net cash flows provided by (used in) financing activities of continuing operations	55,470	17,931	(19,039)	—	54,362
Net cash flows provided by financing activities of discontinued operations	—	—	—	—	—

Cash provided by (used in) financing activities	55,470	17,931	(19,039)	—	54,362
Effect of exchange rate changes on cash and cash equivalents	—	—	(829)	—	(829)

Cash provided by (used in) all activities	$50,742	$5,397	$(1,947)	$—	$54,192

99.3-30

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

9. Parent, Guarantor, Non-Guarantor Condensed, Consolidating Financial Statements (continued)

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2003
	Parent	WUSAI (Guarantor)	Other Subsidiaries	Consolidating Entries	Consolidated Totals
Net cash provided by (used in) operating activities of continuing operations	$(3,006)	$(25,513)	$52,402	$—	$23,883
Net cash used in operating activities of discontinued operations	—	—	(39,092)	—	(39,092)

Cash provided by (used in) operating activities	(3,006)	(25,513)	13,310	—	(15,209)
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	4,000	—	(2,937)	—	1,063
Purchases of property, plant and equipment	—	(6,243)	(3,732)	—	(9,975)

Cash provided by (used in) investing activities of continuing operations	4,000	(6,243)	(6,669)	—	(8,912)
Cash used in investing activities of discontinued operations	—	(16,609)	(7,068)	—	(23,677)

Cash provided by (used in) investing activities	4,000	(22,852)	(13,737)	—	(32,589)
Cash flows from financing activities:
Proceeds from long-term debt	14,000	—	—	—	14,000
Proceeds from issuance of bank and other debt	4,744	3,418	—	—	8,162
Proceeds from issuance of common stock	852	—	—	—	852
Advances from (repayments to) parent/affiliates	(13,249)	21,326	(8,077)	—	—
Repayment of bank and other debt	(5,467)	—	408	—	(5,059)
Costs of debt issuance and other	(161)	—	—	—	(161)

Net cash flows provided by (used in) financing activities of continuing operations	719	24,744	(7,669)	—	17,794
Net cash flows provided by financing activities of discontinued operations	—	—	—	—	—

Cash provided by (used in) financing activities	719	24,744	(7,669)	—	17,794
Effect of exchange rate changes on cash and cash equivalents	—	—	631	—	631

Cash provided by (used in) all activities	$1,713	$(23,621)	$(7,465)	$—	$(29,373)

10. Retirement Benefits

The Company has defined contribution plans that are funded by participating employee contributions and the Company. The Company matches employee contributions, up to a maximum of four percent of salary in the form of cash. All contributions in the form of WGI common stock were suspended in 2005, and removed as an option on January 9, 2006. Company contributions for the plans were $1,909, $1,423 and $1,094 (including WGI common stock valued at $80, $221 and $245) in 2005, 2004 and 2003, respectively.

11. Income Taxes

The tax regimes of the countries in which the Company operates affects the consolidated income tax provision of the Company and its effective tax rate. The effective consolidated tax rate differs from the United States (“U.S.”) federal statutory rate as tax rates and methods of determining taxes payable are different in each country. Moreover, losses from one country generally cannot be used to offset taxable income from another country. Income (loss) before income taxes and the provision (benefit) for income taxes in the consolidated statements of operations consist of:

99.3-31

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

11. Income Taxes (continued)

	Year Ended December 31,
	2005	2004	2003
Income (loss) before income taxes:
Other countries	$(27,977)	$16,100	$4,692
United States	(816)	(10,831)	(23,429)

	$(28,793)	$5,269	$(18,737)

	Year Ended December 31,
	2005	2004	2003
Provision (benefit) for income taxes:
Current provision (benefit):
Other countries	$305	$564	$913
United States:
Federal	(1,214)	(3,369)	(6,145)
State	931	323	(1,058)

	22	(2,482)	(6,290)

Deferred tax expense (benefit):
Other countries	(1,317)	2,087	(1,475)
United States	2,963	(632)	(961)

	1,646	1,455	(2,436)

Total provision (benefit) for income taxes	$1,668	$(1,027)	$(8,726)

The provision for income taxes has been determined based upon the tax laws and rates in the countries in which operations are conducted and income is earned. Willbros Group, Inc. and many of its subsidiaries are Panamanian companies. Panamanian tax law is based on territorial principles and does not impose income tax on income earned outside of Panama.

The Company’s principal international operations are in Oman. The Company’s subsidiary in Oman is subject to a corporate income tax rate of 12 percent.

In 2004 and 2003, the Company had foreign earnings which were non-taxable due to exemptions or tax holidays in certain countries. Non-taxable foreign earnings for taxable years 2004 and 2003 were $5,066 and $10,862, respectively. The Company did not have any non-taxable foreign earnings for taxable year 2005.

The Company’s subsidiaries operating in the United States are subject to federal income tax rates up to 35 percent and varying state income tax rates and methods of computing tax liabilities. For 2005, the Company’s subsidiaries operating in Canada are subject to a federal tax rate of 22.1 percent and a provincial income tax of 11.5 percent.

99.3-32

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

11. Income Taxes (continued)

A reconciliation of the differences between the provision for income tax computed at the appropriate statutory rates and the reported provision for income taxes is as follows:

	Year Ended December 31,
	2005	2004	2003
Income tax provision at statutory rate (Panama)	$—	$—	$—
Taxes on U.S. earnings at greater than Panama rate	108	(3,537)	(7,106)
Taxes on foreign earnings at greater than Panama rate	(2,063)	4,246	(2,199)
U.S. state taxes	1,201	(142)	(1,058)
U.S. and Canadian permanent tax adjustments	1,132	—	—
U.S. alternative minimum tax	239	—	—
Change in valuation allowance	1,051	(1,594)	1,637

	$1,668	$(1,027)	$(8,726)

The Company has net tax assets equal to $5,792. For 2005, the Company is owed tax refunds of $4,027, which have been included in the Company’s prepaid expenses. These refunds were primarily the result of the Company’s ability to carry a significant portion of losses recognized in 2004 back to 2002 in order to offset taxable income recognized in that year.

The Company has a net deferred tax asset of $4,134 at December 31, 2005. The principal components of the Company’s net deferred tax asset are:

	December 31,
	2005	2004
Deferred tax assets:
Self insured medical accrual	$211	$196
Accrued vacation	637	291
Non-U.S. tax net operating loss carry forwards	15,404	13,163
U.S. tax net operating loss carry forwards	449	4,705
Alternative minimum tax	239	—
Deferred compensation	753	—
Debt issue cost amortization	297	—
Other	469	616

Gross deferred tax assets	18,459	18,971
Valuation allowance	(14,212)	(13,162)

Deferred tax assets, net of valuation allowance	4,247	5,809
Deferred tax liabilities:
Property, plant and equipment	(113)	—

Net deferred tax assets	$4,134	$5,809

The net deferred tax assets are as follows:

	December 31,
	2005	2004
United States	$2,669	$5,631
Other countries	1,465	178

Net deferred tax assets	$4,134	$5,809

99.3-33

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

11. Income Taxes (continued)

The ultimate realization of deferred tax assets related to the U.S. net operating loss carry forwards (including state net operating loss carry forwards) is dependent upon the generation of future taxable income in the U.S. during the periods in which the use of such net operating losses are allowed. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In 2005, the Company utilized $12,000 of federal net operating losses for federal income tax purposes and $2,703 of state net operating losses.

At December 31, 2005, the Company has remaining U.S. net operating loss carry forwards of $14,244 and state net operating loss carry forwards of $11,100 including such net operating losses that were derived from bonus depreciation from the TXP-4 Plant (which such deferred liability for accelerated depreciation and corresponding deferred asset for the net operating loss are not included in the table set forth above). The Company’s net operating losses expire in various years. Federal net operating losses of $8,259 expire between 2006 and 2012, $1,751 of net operating losses expire in 2023, and $4,234 of net operating losses expire in 2024. A state net operating loss generally expires after five years in which the net operating loss was incurred. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the net operating losses can be utilized to offset taxable income, management believes that the Company will realize the tax benefits of $5,162 from these loss carry forwards. The Company has other deferred tax assets which include accrued self-insured medical expense ($211), accrued vacation ($637), U.S. alternative minimum tax ($239), deferred compensation ($753), and debt issue cost amortization ($297).

As of December 31, 2005, the Company has federal and provincial net operating loss carry forwards derived in Canada totaling $3,636 (C$4,240). These losses are set to expire in 2012. Management believes that it will realize tax benefits from such net operating loss carry forwards in the amount of $1,222 (C$1,425). The Company also has net operating loss carry forwards derived in the United Kingdom, Bolivia, Ecuador, and Pakistan totaling $48,214 as set forth below. The tax benefit from these net operating losses has been fully reserved and the total valuation allowance at December 31, 2005 is $14,212, an overall increase of $1,050.

United Kingdom	$36,222	(21,055 British Pounds)
Bolivia	10,973	(88,333 Bolivianos)
Ecuador	929	(784 ECU)
Pakistan	90	(5,382,079 Pakistani Rupees)

Total:	$48,214

12. Stockholder Rights Plan

On April 1, 1999, the Company adopted a Stockholder Rights Plan and declared a distribution of one Preferred Share Purchase Right (“Right”) on each outstanding share of the Company’s common stock. The distribution was made on April 15, 1999 to stockholders of record on that date. The Rights expire on April 14, 2009.

The Rights are exercisable only if a person or group acquires 15 percent or more of the Company’s common stock or announces a tender offer the consummation of which would result in ownership by a person or group of 15 percent or more of the common stock. Each Right entitles stockholders to buy one one-thousandth of a share of a series of junior participating preferred stock at an exercise price of $30.00 per share.

If the Company is acquired in a merger or other business combination transaction after a person or group has acquired 15 percent or more of the Company’s outstanding common stock, each Right entitles its holder to purchase, at the Right’s then-current exercise price, a number of acquiring company’s common shares having a market value of twice such price. In addition, if a person or group acquires 15 percent or more of the Company’s outstanding common stock, each Right entitles its holder (other than such person or members of such group) to purchase, at the Right’s then-current exercise price, a number of the Company’s common shares having a market value of twice such price.

Prior to the acquisition by a person or group of beneficial ownership of 15 percent or more of the Company’s common stock, the Rights are redeemable for one-half cent per Right at the option of the Company’s Board of Directors.

99.3-34

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

13. Stock Ownership Plans

The information contained in this footnote pertains to continuing and discontinued operations of the Company.

During May 1996, the Company established the Willbros Group, Inc. 1996 Stock Plan (the “1996 Plan”) with 1,125,000 shares of common stock authorized for issuance to provide for awards to key employees of the Company, and the Willbros Group, Inc. Director Stock Plan (the “Director Plan”) with 125,000 shares of common stock authorized for issuance to provide for the grant of stock options to non-employee directors. The number of shares authorized for issuance under the 1996 Plan, and the Director Plan, was increased to 4,075,000 and 225,000, respectively, by shareholder approval.

Options granted under the 1996 Plan vest over a three to four year period. Options granted under the Director Plan vest six months after the date of grant. At December 31, 2005, the 1996 Plan had 1,198,255 shares and the Director Plan had 35,000 shares available for grant. Certain provisions allow for accelerated vesting based on increases of share prices.

The Company’s stock option activity and related information consist of:

	Year Ended December 31,
	2005		2004		2003
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding, beginning of year	954,020	$11.57	1,447,399	$10.68	1,560,899	$10.48
Granted	30,000	21.19	45,000	12.73	45,000	10.22
Exercised	33,750	10.09	478,879	8.69	105,000	5.79
Forfeited	63,000	13.47	59,500	13.67	53,500	14.07

Outstanding, end of year	887,270	$11.76	954,020	$11.57	1,447,399	$10.68

Exercisable at end of year	864,020	$11.83	926,520	$11.59	1,096,774	$10.91

The weighted-average fair value of options granted during the year was $6.75 in 2005, ($4.02 in 2004 and $2.52 in 2003). Exercise prices for options outstanding, weighted-average remaining life and weighted-average exercise price by ranges of exercise prices at December 31, 2005 are:

Range of Exercise Prices			Options Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price
$5.06	-	$6.94	221,020	3.9 Years	$6.15
7.26	-	11.75	157,000	4.7 Years	8.81
12.70	-	19.44	509,250	5.1 Years	15.11

$5.06	-	$19.44	887,270	4.7 Years	$11.75

The number of vested options and weighted-average exercise price by ranges of exercise prices at December 31, 2005 are:

Range of Exercise Prices			Vested Options	Weighted Average Exercise Price
$5.06	-	$6.94	221,020	$6.15
7.26	-	11.75	137,500	8.90
12.70	-	19.44	505,500	15.11

$5.06	-	$19.44	864,020	$11.83

In March 2002, certain officers of the Company borrowed a total of $1,307 under the Employee Stock Purchase Program, which permitted selected executives and officers (exclusive of the Chief Executive Officer) to borrow from the Company up to 100 percent of the funds required to exercise vested stock

99.3-35

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

13. Stock Ownership Plans (continued)

options. The loans are full recourse, non-interest bearing for a period of up to five years and are collateralized by the related stock. The difference of $434 between the discounted value of the loans and the fair market value of the stock on the date of exercise, and $119 representing the difference between the exercise price of certain options and the fair market value of the stock was recorded as compensation expense at the date of exercise. The notes were recorded at the discounted value, and the discount is amortized as interest income over the periods the notes are outstanding. The net loans receivable are presented as a reduction of stockholders’ equity. The maximum loan amount any one officer may have outstanding under the Employee Stock Purchase Program is $250. In accordance with The Sarbanes-Oxley Act of 2002, the Company in the future will no longer make loans to executive officers of the Company.

During 2005 and 2004, the Company granted 175,000 and 183,000 shares, respectively, of restricted stock, and restricted stock rights for 168,000 and 43,500 shares, respectively, to certain employees. Deferred compensation of $3,831 and $2,321 was recorded for the restricted stock for 2005 and 2004, respectively, and is amortized over the four year vesting period. Compensation expense of $2,558 and $606 was recognized in 2005 and 2004, respectively, for amortization of the deferred compensation and accrual of compensation related to the restricted stock rights. At December 31, 2005, there were 275,000 shares of restricted stock and 162,625 of restricted stock rights outstanding, of which 41,666 had vested at December 31, 2005.

14. Income (Loss) Per Share

Basic and diluted income (loss) from continuing operations per share are computed as follows:

	Year Ended December 31,
	2005	2004	2003
Net income (loss) from continuing operations applicable to common shares	$(30,461)	$6,296	$(10,011)

Weighted average number of common shares outstanding for basic income per share	21,258,211	20,922,002	20,662,305
Weighted average number of dilutive potential common shares outstanding	—	—	—

Weighted average number of common shares outstanding for diluted income per share	21,258,211	20,922,002	20,662,305

Income (loss) from continuing operations per common share:
Basic	$(1.43)	$0.30	$(0.49)

Diluted	$(1.43)	$0.30	$(0.49)

The Company incurred net losses for the years ended December 31, 2005, 2004 and 2003 and has therefore excluded the securities listed below from the computation of diluted income (loss) per share as the effect would be anti-dilutive:

	Year Ended December 31,
	2005	2004	2003
2.75% Convertible Senior Notes	3,595,277	3,595,277	—
6.5% Senior Convertible Notes	3,702,439	—	—
Stock options	887,270	954,020	1,444,066
Restricted stock	275,000	166,000	—

	8,459,986	4,715,297	1,444,066

In accordance with Emerging Issues Task Force (“EITF”) Issue 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share,” the 7,297,716 shares issuable upon conversion of the convertible notes will be included in diluted income (loss) per share if those securities are dilutive,

99.3-36

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

14. Income (Loss) Per Share (continued)

regardless of whether the market trigger prices of $23.36 and $17.56, respectively, have been met. In the first quarter of 2006 an additional $19,500 of the 6.5% Notes were sold, adding 1,110,732 additional shares issuable upon conversion.

15. Segment Information

The Company’s segments are strategic business units that are managed separately as each segment has different operational requirements and marketing strategies. Management believes, due to the composition of current work and potential work opportunities, and the nuances of the geographic markets the Company serves, that the organization should be viewed on a geographic basis. Consequently, the businesses have been restructured and we are reporting on the basis of two operating segments: International and United States & Canada. The International segment consists of all construction, engineering and facilities development operations in countries other than the United States and Canada. Currently such operations are primarily in the Middle East. The United States & Canada segment consists of all construction, engineering and facilities development operations in the United States and Canada. The Company’s corporate operations include the general and administrative and financing functions of the organization. The costs of these functions are allocated between the two operating segments. The Company’s corporate operations also include various other assets that are allocated between the two operating segments. Inter-segment revenue and revenue between geographic areas are not material.

The tables below reflect the Company’s business segments as of and for the years ended December 31, 2005, 2004, and 2003:

	Year Ended December 31, 2005
	Total	International	United States & Canada
Revenue	$294,479	$25,473	$269,006
Operating expense:
Contract	266,072	23,601	242,471
Depreciation and amortization	11,688	2,715	8,973
General and administrative	42,350	21,840	20,510

	320,110	48,156	271,954

Operating loss	$(25,631)	$(22,683)	$(2,948)

	Year Ended December 31, 2004
	Total	International	United States & Canada
Revenue	$272,794	$101,216	$171,578
Operating expense:
Contract	222,357	70,098	152,259
Depreciation and amortization	9,776	2,865	6,911
General and administrative	32,525	10,076	22,449

	264,658	83,039	181,619

Operating income (loss)	$8,136	$18,177	$(10,041)

99.3-37

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

15. Segment Information (continued)

	Year Ended December 31, 2003
	Total	International	United States & Canada
Revenue	$271,021	$116,689	$154,332
Operating expense:
Contract	250,103	99,333	150,770
Depreciation and amortization	9,878	3,035	6,843
General and administrative	28,294	5,935	22,359

	288,275	108,303	179,972

Operating income (loss)	$(17,254)	$8,386	$(25,640)

Capital expenditures by segment are presented below:

	Year Ended December 31,
	2005	2004	2003
United States & Canada	$18,352	$15,177	$7,307
International	354	556	2,668

Total	$18,706	$15,733	$9,975

Total assets by segment are presented below:

	December 31,
	2005	2004
United States & Canada	$214,204	$170,452
International	23,678	35,607

Total assets	$237,882	$206,059

Due to a limited number of major projects and clients, the Company may at any one time have a substantial part of its operations dedicated to one project, client and country.

99.3-38

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

15. Segment Information (continued)

Customers representing more than 10 percent of total contract revenue are as follows:

	Year Ended December 31,
	2005	2004	2003
Customer A	18%	—%	—%
Customer B	—	20	—
Customer C	—	10	—
Customer D	—	—	22
Customer E	—	—	14

	18%	30%	36%

Information about the Company’s operations in its work countries is shown below:

	Year Ended December 31,
	2005	2004	2003
Contract revenue:
United States (1)	$214,252	$138,054	$130,155
Canada	54,754	33,524	24,177
Oman	25,294	36,846	40,885
Ecuador	179	3,222	—
Iraq	—	54,029	10,057
Bolivia	—	6,368	3,943
Cameroon	—	336	61,605
Australia	—	415	—
Dominican Republic	—	—	199

	$294,479	$272,794	$271,021

(1)	Net of inter-country revenue of $27,980 in 2005, $11,160 in 2004, and $9,009 in 2003.

	December 31,
	2005	2004	2003
Long-lived assets:
United States	29,956	28,124	24,750
Canada	20,567	6,554	4,289
Oman	4,040	4,214	4,705
Bolivia	1,011	1,703	2,806
Cameroon	—	—	3,089
Other	4,132	5,709	2,033

	$59,706	$46,304	$41,672

99.3-39

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

16. Contingencies, Commitments and Other Circumstances

The information contained in this footnote pertains to continuing and discontinued operations of the Company.

On January 6, 2005, J. Kenneth Tillery, then President of Willbros International, Inc. (“WII”), who was principally responsible for international operations, including Bolivian operations, resigned from the Company. Following Mr. Tillery’s resignation, the Audit Committee, working with independent outside legal counsel and forensic accountants retained by such legal counsel, commenced an independent investigation into the circumstances surrounding the Bolivian tax assessment and the actions of Mr. Tillery in other international locations. The Audit Committee’s investigation identified payments that were made by or at the direction of Mr. Tillery in Bolivia, Nigeria and Ecuador which may have been violations of the United States Foreign Corrupt Practices Act (“FCPA”) and other United States laws. The investigation also revealed that Mr. Tillery authorized numerous transactions between Company subsidiaries and entities in which he apparently held an ownership interest or exercised significant control. See Note 18 below. In addition, the Company has learned that certain acts carried out by Mr. Tillery and others acting under his direction with respect to a bid for work in Sudan may constitute facilitation efforts prohibited by U.S. law, a violation of U.S. trade sanctions and the unauthorized export of technical information.

The United States Securities and Exchange Commission (“SEC”) is currently conducting an investigation into whether the Company and others may have violated various provisions of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). The United States Department of Justice (“DOJ”) is currently conducting an investigation concerning possible violations of the FCPA and other applicable laws. In addition, the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”) is commencing an investigation of the potentially improper facilitation and export activities.

The Company is cooperating fully with all of these investigations. If the Company or one of its subsidiaries is found to have violated the FCPA, that entity could be subject to civil penalties of up to $650 per violation and criminal penalties of up to the greater of $2,000 per violation or twice the gross pecuniary gain resulting from the improper conduct. If the Company or one of its subsidiaries is found to have violated trade sanctions or U.S. export restrictions, that entity could be subject to civil penalties of up to $11 per violation and criminal penalties of up to $250 per violation. The Company and its subsidiaries could also be barred from participating in future U.S. government contracts and from participating in certain U.S. export transactions. There may be other penalties that could apply under other U.S. laws or the laws of foreign jurisdictions. The Company cannot predict the outcome of the investigations being conducted by the SEC, the DOJ and OFAC, including the Company’s exposure to civil or criminal fines or penalties, or other regulatory action which could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, the Company’s ability to obtain and retain business and to collect outstanding receivables in current or future operating locations, including Nigeria, could be negatively affected.

On May 18, 2005 a securities class-action lawsuit, captioned Legion Partners, LLP v. Willbros Group, Inc. et al., was filed in the United States District Court for the Southern District of Texas against the Company and certain of its present and former officers and directors. Thereafter, three nearly identical lawsuits were filed. Plaintiffs purport to represent a class composed of all persons who purchased or otherwise acquired Willbros Group, Inc. common stock and/or other securities between May 6, 2002 and May 16, 2005, inclusive. These complaints generally allege violations by the defendants of Section 10(b) of the Exchange Act, Rule 10b-5 under the Exchange Act and Section 20(a) of the Exchange Act and allege, among other things, that defendants made false or misleading statements of material fact about the Company’s financial statements. The plaintiffs seek unspecified monetary damages and other relief. On October 17, 2005, the Court ordered these actions consolidated and appointed ADAR Investments, LLC as Lead Plaintiff and Bernstein, Liebhard & Lifshitz of New York as Lead Plaintiff’s counsel. As ordered by the Court, the plaintiff filed a consolidated amended complaint on January 9, 2006. The Consolidated Amended Complaint alleges that WGI and certain of its present and former officers and directors, including Michael Curran, Warren Williams, and J. Kenneth Tillery, violated the Securities Exchange Act of 1934 through a series of false and misleading statements and a “scheme to defraud.” The alleged misrepresentations and scheme to defraud relate to the activities of Mr. Tillery in Nigeria and Bolivia, certain alleged accounting errors, the restatement of past financial results, and alleged Foreign Corrupt Practices Act

99.3-40

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

16. Contingencies, Commitments and Other Circumstances (continued)

violations. The plaintiffs seek to recover damages on behalf of all purchasers of WGI common stock during the purported class period. The complaint seeks unspecified monetary damages and other relief. WGI filed a motion to dismiss the complaint on March 9, 2006, and briefing on that motion was completed on June 14, 2006. The Court has not indicated whether it will hear oral argument on the motion and/or when it will decide the motion. While the outcome of such lawsuits cannot be predicted with certainty, the Company believes that it has meritorious defenses and is defending itself vigorously.

The Company provides engineering and construction services to the oil, gas and power industries and government entities, and develops, owns and operates assets developed under “Build, Own and Operate” contracts. The Company’s principal markets are currently North America and the Middle East. Operations outside the United States may be subject to certain risks which ordinarily would not be expected to exist in the United States, including foreign currency restrictions, extreme exchange rate fluctuations, expropriation of assets, civil uprisings and riots, war, unanticipated taxes including income taxes, excise duties, import taxes, export taxes, sales taxes or other governmental assessments, availability of suitable personnel and equipment, termination of existing contracts and leases, government instability and legal systems of decrees, laws, regulations, interpretations and court decisions which are not always fully developed and which may be retroactively applied. Management is not presently aware of any events of the type described in the countries in which it operates that have not been provided for in the accompanying consolidated financial statements.

Based upon the advice of local advisors in the various work countries concerning the interpretation of the laws, practices and customs of the countries in which it operates, management believes the Company follows the current practices in those countries; however, because of the nature of these potential risks, there can be no assurance that the Company may not be adversely affected by them in the future. The Company insures substantially all of its equipment in countries outside the United States against certain political risks and terrorism through political risk insurance coverage that contains a 20 percent co-insurance provision.

The Company has the usual liability of contractors for the completion of contracts and the warranty of its work. Where work is performed through a joint venture, the Company also has possible liability for the contract completion and warranty responsibilities of its joint venture partners. In addition, the Company acts as prime contractor on a majority of the projects it undertakes and is normally responsible for the performance of the entire project, including subcontract work. Management is not aware of any material exposure related thereto which has not been provided for in the accompanying consolidated financial statements.

Certain post-contract completion audits and reviews are periodically conducted by clients and/or government entities. While there can be no assurance that claims will not be received as a result of such audits and reviews, management does not believe a legitimate basis for any material claims exists. At the present time it is not possible for management to estimate the likelihood of such claims being asserted or, if asserted, the amount or nature thereof.

From time to time, the Company enters into commercial commitments, usually in the form of commercial and standby letters of credit, insurance bonds and financial guarantees. Contracts with the Company’s customers may require the Company to provide letters of credit or insurance bonds with regard to the Company’s performance of contracted services. In such cases, the commitments can be called upon in the event of failure to perform contracted services. Likewise, contracts may allow the Company to issue letters of credit or insurance bonds in lieu of contract retention provisions, in which the client withholds a percentage of the contract value until project completion or expiration of a warranty period. Retention commitments can be called upon in the event of warranty or project completion issues, as prescribed in the contracts. At December 31, 2005, the Company had approximately $81,127 of letters of credit and insurance bonds outstanding, representing the maximum amount of future payments the Company could be required to make. The Company had no liability recorded as of December 31, 2005, related to these commitments.

99.3-41

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

16. Contingencies, Commitments and Other Circumstances (continued)

During the first quarter of 2005, the Company entered into a capital lease agreement for a 90,000 square foot building on 10 acres of land in Edmonton, Alberta with an option to purchase the building for a total of $6,514 (C$8,000). The Company purchased the building in December 2005 for a lump sum payment of approximately $6,250 (C$7,250). At December 31, 2005, approximately $4,443 (C$5,154) of costs have been incurred for equipping and preparing the building for use. The Company began depreciating the building and other components of the facility when operations commenced in September 2005.

In connection with the private placement of the 6.5% Notes (see Note 8) on December 23, 2005, the Company entered into a Registration Rights Agreement with the Purchasers. The Registration Rights Agreement requires the Company to file a registration statement with respect to the resale of the shares of the Company’s common stock issuable upon conversion of the 6.5% Notes no later than June 30, 2006 and to use its best efforts to cause such registration statement to be declared effective no later than December 31, 2006. In the event the Company is unable to satisfy its obligations under the Registration Rights Agreement, the Company will owe additional interest to the holders of the 6.5% Notes at a rate per annum equal to 0.5% of the principal amount of the 6.5% Notes for the first 90 days and 1.0% per annum from and after the 91st day following such event.

In addition to the matters discussed above, the Company is a party to a number of other legal proceedings. Management believes that the nature and number of these proceedings are typical for a firm of similar size engaged in a similar type of business and that none of these proceedings is material to the Company’s financial position.

The Company has certain operating leases for office and camp facilities. Rental expense for continuing operations, excluding daily rentals and reimbursable rentals under cost plus contracts, was $2,216 in 2005, $2,938 in 2004, and $1,936 in 2003. Minimum lease commitments under operating leases as of December 31, 2005, totaled $4,423 and are payable as follows: 2006, $2,016; 2007, $1,209; 2008, $634; 2009, $174; 2010, $86 and later years, $304.

See Note 2 for a discussion of commitments and contingencies associated with Discontinued Operations.

17. Quarterly Financial Data (Unaudited)

Selected unaudited quarterly financial data for the years ended December 31, 2005 and 2004 is presented below. The total of the quarterly income (loss) per share amounts may not equal the per share amounts for the full year due to the manner in which earnings (loss) per share is calculated.

99.3-42

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

17. Quarterly Financial Data (Unaudited) (continued)

Year 2005 Quarter Ended	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Total 2005
Contract revenue	$43,443	$68,050	$65,034	$117,952	$294,479
Operating expenses	53,607	73,766	72,802	119,935	320,110

Operating loss	(10,164)	(5,716)	(7,768)	(1,983)	(25,631)
Other income (expense)	(430)	551	(2,276)	(1,007)	(3,162)

Loss from continuing operations before income taxes	(10,594)	(5,165)	(10,044)	(2,990)	(28,793)
Provision (benefit) for income taxes	(1,862)	988	(1,094)	3,636	1,668

Loss from continuing operations	(8,732)	(6,153)	(8,950)	(6,626)	(30,461)
Income (loss) from discontinued operations	(1,166)	(3,766)	(8,603)	5,216	(8,319)

Net loss	$(9,898)	$(9,919)	$(17,553)	$(1,410)	$(38,780)

Loss per share:
Basic	$(0.47)	$(0.47)	$(0.83)	$(0.07)	$(1.82)

Diluted	$(0.47)	$(0.47)	$(0.83)	$(0.07)	$(1.82)

Year 2004 Quarter Ended	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	Total 2004
Contract revenue	$66,926	$89,435	$56,867	$59,566	$272,794
Operating expenses	65,343	81,649	55,009	62,657	264,658

Operating income (loss)	1,583	7,786	1,858	(3,091)	8,136
Other expense	(319)	(584)	(1,027)	(937)	(2,867)

Income (loss) from continuing operations before income taxes	1,264	7,202	831	(4,028)	5,269
Provision (benefit) for income taxes	(920)	1,415	(580)	(942)	(1,027)

Income (loss) from continuing operations	2,184	5,787	1,411	(3,086)	6,296
Loss from discontinued operations	(2,351)	(7,389)	(11,415)	(5,956)	(27,111)

Net loss	$(167)	$(1,602)	$(10,004)	$(9,042)	$(20,815)

Loss per share:
Basic	$(.01)	$(.08)	$(.48)	$(.43)	$(.99)

Diluted	$(.01)	$(.08)	$(.48)	$(.43)	$(.99)

Additional Notes:

(a)	Included in contract revenue, operating income, and net income in the fourth quarter of 2005 are the following:

•	Increased revenue of $61,542 in North America, adding $4,871 in contract income.

•	Decreased revenue of $3,155 in International.

•	Increased G&A expense of $3,908 due to increased activity and continuing costs of the investigation.

•	Increased income tax expense of $4,578 due to the higher levels of activity.

(b)	Included in the fourth quarter of 2004 are the following adjustments related to the restatement corrections.

•	Write-down of accrued liabilities and trade payables totaling approximately $3,845 associated with invalid related party “consulting” agreements. The majority of these liabilities were related to fourth quarter of 2004 activity; however, $2,122 of the accrued liabilities were originated in prior periods. Offsetting reductions were made to contract costs. The former President of WII entered into or arranged for subordinates to enter into these “consulting” agreements with companies in which the former President of WII had an economic interest or exerted significant influence.

The Company derives its revenue from contracts with durations from a few weeks to several months or in some cases, more than a year. Unit-price contracts provide relatively even quarterly results. However, major projects are usually fixed-price contracts that may result in uneven quarterly financial results due to the method by which revenue is recognized.

99.3-43

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

18. Related Party Transactions

The information contained in this footnote pertains to continuing and discontinued operations of the Company.

During the past several years, certain of the Company’s subsidiaries have entered into commercial agreements with companies in which the former President of Willbros International, Inc., J. Kenneth Tillery, apparently had an ownership interest. These ownership interests had not been previously disclosed to the Company. Those companies included Arbastro Trading Ltd., Windfall Energy Services, Oco Industrial Services, Ltd., Hydrodive Offshore Services International, Inc., Hydrodive Nigeria, Ltd., and Hydrodive International, Ltd. All are companies that chartered or sold marine vessels to the Company’s subsidiaries. Hydrodive Offshore Services International, Inc. and Hydrodive International, Ltd. have also provided diving services to the Company’s subsidiaries. Payment terms for these vendors range from due on receipt to net 30 days. The settlement method is cash.

Mr. Tillery also appears to have exercised significant influence over the activities of Symoil Petroleum Ltd and Fusion Petroleum Services Ltd., which provided consulting services for projects in Nigeria, and Kaplan and Associates, which provided consulting services for projects in Bolivia and certain other foreign locations.

Mr. Tillery resigned his position with the Company on January 6, 2005 and accordingly none of the companies identified above are considered related parties as of that date.

Payments made to companies where Mr. Tillery appears to have an undisclosed ownership interest, varying from 13 percent to 40 percent, or over which he appears to have exercised significant influence in the three-year period ended December 31, 2005 totaling $24,587 were recorded as contract cost on Nigerian and Bolivian projects or as other operating costs in the Consolidated Financial Statements and are detailed below.

	Year Ended December 31,
	2005	2004	2003	Total
Fusion Petroleum Services Ltd.	$—	$871	$—	$871
Hydrodive Offshore Services International, Inc.	—	—	2,682	2,682
Hydrodive International, Ltd.	5,599	5,705	3,431	14,735
Hydrodive Nigeria Ltd.	44	210	112	366
Kaplan and Associates	—	524	617	1,141
Oco Industrial Services Ltd.	51	63	287	401
Windfall Energy Services Ltd.	1,519	922	285	2,726
Symoil Petroleum Ltd.	—	1,121	544	1,665

Total	$7,213	$9,416	$7,958	$24,587

Outstanding amounts owed to related parties in which Mr. Tillery appears to have had an undisclosed ownership interest or over which he appears to have exercised significant influence and which are included in accounts payable and accrued liabilities are as follows:

	December 31,
	2005	2004
Hydrodive International, Ltd.	$—	$1,846
Windfall Energy Services Ltd.	—	300
Oco Industrial Services Ltd.	9	—
Hydrodive Nigeria, Ltd.	(5)	5

Total	$4	$2,151

99.3-44

WILLBROS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

18. Related Party Transactions (continued)

In addition, it appears that Mr. Tillery had an equity interest in Addax Petroleum of Nigeria (“Addax”) during an unknown period prior to April of 2003. During this period subsidiaries of the Company were paid for various services which they performed for Addax. During the first three months of 2003, the Company recognized revenue from Addax of $311. Subsequent to March 2003, Mr. Tillery purportedly sold his equity interest in Addax. The subsidiaries of the Company continued to perform services for Addax and/or its successor company (“New Addax”). During 2005, 2004 and the last nine months of 2003, the Company recorded revenue of $1,866, $21,404, and $5,465, respectively, for services provided to New Addax. The Addax and New Addax revenue accounted for less than five percent of the Company’s consolidated revenue in 2005, 2004 and 2003. The Company had outstanding accounts receivable from New Addax and contract cost and recognized income not yet billed to New Addax of $9,845 at December 31, 2004. In 2005, the Company entered into a global settlement with New Addax for outstanding receivables, change orders, and claims for $10,000. The settlement was recovered in full in May 2005.

99.3-45

Report of Independent Registered Public Accounting Firm

The Board of Directors

Willbros Group, Inc.:

The audit referred to in our report dated June 14, 2006, included the related consolidated financial statement schedule as of December 31, 2005, and for the year then ended. This consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ GLO CPAs LLP

Houston, Texas

June 14, 2006

99.3-46

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

Willbros Group, Inc.:

The audits referred to in our report dated November 21, 2005, before the effects of the adjustments to retrospectively apply the change in accounting described in Note 2, included the related consolidated financial statement schedule as of December 31, 2004, and for each of the years in the two-year period ended December 31, 2004. This consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule before the effects of the adjustments to retrospectively apply the change in accounting described in Note 2, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ KPMG LLP

Houston, Texas

December 8, 2006

99.3-47

WILLBROS GROUP, INC.

SCHEDULE II – CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

Year Ended	Description	Balance at Beginning of Year	Charged (Credited) to Costs and Expense	Charge Offs and Other	Balance at End of Year
December 31, 2003	Allowance for Bad Debts	$548	$33	$—	$581
December 31, 2004	Allowance for Bad Debts	$581	$(262)	$(3)	$316
December 31, 2005	Allowance for Bad Debts	$316	$586	$(386)	$516

99.3-48